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                               UAFC-2 CORPORATION,
                                  as Borrower,

                          UNION ACCEPTANCE CORPORATION,
                                  as Servicer,

                           the INVESTORS named herein,

                      VARIABLE FUNDING CAPITAL CORPORATION,


                          FIRST UNION SECURITIES, INC.,
                                 as Deal Agent,

                        ASSET GUARANTY INSURANCE COMPANY,
                                   as Insurer,

                                       and

                           FIRST UNION NATIONAL BANK,
                     as Collateral Agent and Liquidity Agent

                    ---------------------------------------


                                  $200,000,000

                     --------------------------------------

                           LOAN AND SECURITY AGREEMENT

                           Dated as of August 1, 2000
                    ---------------------------------------





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

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE One

                            DEFINITIONS; CONSTRUCTION

Section 1.01. Definitions..................................................... 1
Section 1.02. Accounting Terms and Determinations.............................24
Section 1.03. Computation of Time Periods.....................................24


                                   ARTICLE Two

                                   PREFUNDINGS

Section 2.01. Prefunding; Procedures for Prefundings..........................25
Section 2.02. Withdrawals from the Prefunding Account.........................26
Section 2.03. Optional Changes in Facility Amount; Extension
                        of Commitment Termination Date........................26
Section 2.04. The Note........................................................27
Section 2.05. Optional Principal Repayments...................................27
Section 2.06. Interest Payments...............................................28
Section 2.07. Mandatory Payments and Prepayments..............................29
Section 2.08. Payments, Computations, Etc.....................................29
Section 2.09. Breakage Costs..................................................29
Section 2.10. Increased Costs; Capital Adequacy; Illegality...................30
Section 2.11. Taxes...........................................................31


                                  ARTICLE Three

                                    SECURITY

Section 3.01. Collateral......................................................33
Section 3.02. Release of Collateral; No Legal Title...........................33
Section 3.03. Protection of Security Interest; Deal Agent as
                        Attorney-in-Fact......................................33
Section 3.04. Payments on Receivables; Application of Payments................34


                                  ARTICLE Four

                           ADMINISTRATION AND ACCOUNTS

Section 4.01. Servicer........................................................36
Section 4.02. Books and Records...............................................38
Section 4.03. Appointment to Act as Borrower's Agent..........................38
Section 4.04. Delivery of Certain Reports.....................................38
Section 4.05. Establishment of Accounts; Investment of Funds..................38
Section 4.06. Collections; Collection Account; Allocation of
                Available Funds; Draws on Policy..............................39
Section 4.07. Prefunding Interest Reserve Account; Prefunding Interest
                Reserve Deposits; Interest Reserve Advances;
                Reimbursements................................................41
Section 4.08. Yield Supplement Account, Deposits; Withdrawals.................42
Section 4.09. Reserve Account; Releases.......................................43


                                  ARTICLE Five

                      CONDITIONS OF CLOSING AND PREFUNDINGS

Section 5.01. Conditions to Closing...........................................44
Section 5.02. Conditions Precedent to Prefundings.............................46
Section 5.03. Conditions Precedent to Withdrawals from the Prefunding Account.47


                                   ARTICLE Six

                         REPRESENTATIONS AND WARRANTIES

Section 6.01. Representations and Warranties of the Borrower..................48


                                  ARTICLE Seven

                        GENERAL COVENANTS OF THE BORROWER

Section 7.01. Covenants of Borrower and UAC...................................53
Section 7.02. Hedging Agreement...............................................60


                                  ARTICLE Eight

                               TERMINATION EVENTS

Section 8.01. Termination Events..............................................61
Section 8.02. Actions Upon Termination Date...................................63
Section 8.03. Exercise of Remedies............................................64
Section 8.04. Waiver of Certain Laws..........................................65
Section 8.05. Power of Attorney...............................................65


                                  ARTICLE Nine

                                 INDEMNIFICATION

Section 9.01. Indemnities by the Borrower.....................................66


                                   ARTICLE Ten

          THE DEAL AGENT, THE COLLATERAL AGENT AND THE LIQUIDITY AGENT

Section 10.01. Authorization and Action.......................................68
Section 10.02. Delegation of Duties...........................................68
Section 10.03. Exculpatory Provisions.........................................69
Section 10.04. Reliance.......................................................69
Section 10.05. Non-Reliance on Deal Agent, Liquidity Agent and Other Lenders..69
Section 10.06. Reimbursement and Indemnification..............................70
Section 10.07. Deal Agent, the Collateral Agent and Liquidity
                        Agent in their Individual Capacities..................70
Section 10.08. Successor Deal Agent, Collateral Agent or Liquidity Agent......70


                                 ARTICLE Eleven

                           ASSIGNMENTS; PARTICIPATIONS

Section 11.01. Assignments and Participations.................................72


                                 ARTICLE Twelve

                                  MISCELLANEOUS

Section 12.01. Amendments and Waivers.........................................75
Section 12.02. Notices, Etc...................................................75
Section 12.03. No Waiver, Rights and Remedies.................................75
Section 12.04. Binding Effect.................................................75
Section 12.05. Term of this Agreement.........................................75
Section 12.06. GOVERNING LAW; CONSENT TO JURISDICTION;
                        WAIVER OF OBJECTION TO VENUE..........................76
Section 12.07. WAIVER OF JURY TRIAL...........................................76
Section 12.08. Costs, Expenses and Taxes......................................76
Section 12.09. No Proceedings.................................................77
Section 12.10. Recourse Against Certain Parties...............................77
Section 12.11. Confidentiality................................................77
Section 12.12. Execution in Counterparts; Severability; Integration...........78
Section 12.13. No Recourse....................................................78


                                    EXHIBITS

Exhibit A    - Forms of Prefunding Request...................................A-1
Exhibit B    - Form of Note..................................................B-1
Exhibit C    - Form of Assignment and Acceptance.............................C-1
Exhibit D    - Credit and Collection Policy..................................D-1
Exhibit E    - Form of Hedging Agreement.....................................E-1
Exhibit F    - Form of Policy................................................F-1
Exhibit G    - List of Lock-Box Banks and Lock-Box Accounts..................G-1
Exhibit H    - List of Actions and Suits.....................................H-1
Exhibit I    - Schedule of Location of Records...............................I-1
Exhibit J    - Form of Withdrawal Notice.....................................J-1
Exhibit K    - Form of Purchase Agreement....................................K-1
Exhibit L    - Form of Repurchase Agreement..................................L-1
Exhibit M    - Form of Settlement Statement..................................M-1
Exhibit N    - Form of Warehouse Transfer Agreement..........................N-1

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement, dated as of July 1, 2000, is among UAFC-2 Corporation, a Delaware corporation, as borrower (the "Borrower"), Union Acceptance Corporation, an Indiana corporation, as servicer (the "Servicer"), the investors named herein (the "Investors"), Variable Funding Capital Corporation ("VFCC"), a Delaware corporation, First Union Securities, Inc., a Delaware corporation, as deal agent (in such capacity, the "Deal Agent") for the Secured Parties (as defined herein), Asset Guaranty Insurance Company, a New York stock insurance company, as insurer (the "Insurer"), and First Union National Bank, a national banking association, as collateral agent (in such capacity, the "Collateral Agent") and as liquidity agent (in such capacity, the "Liquidity Agent").

                              W I T N E S S E T H:

         WHEREAS, VFCC has agreed to advance funds to the Borrower upon the terms and subject to the conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE One

                            DEFINITIONS; CONSTRUCTION

Section 1.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Servicing Agreement. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

         "Accounts" mean the Collection  Account,  the Prefunding  Account,  the
Prefunding  Interest  Reserve  Account,   the  Reserve  Account  and  the  Yield
Supplement Account.

         "Additional Amount" has the meaning set forth in Section 2.11(a).

         "Adjusted LIBOR Rate" means, on any day, an interest rate per annum equal to the sum of (i) the quotient, expressed as a percentage and rounded upwards, if necessary, to the nearest 1/100 of 1%, obtained by dividing (a) the LIBOR Rate by (b) 100% minus the Eurodollar Reserve Percentage and (ii) the LIBOR Margin.

         "Adjusted Prefunding Account Amount" means an amount equal to the quotient of (i) the Prefunding Account Amount and (ii) 100% less the quotient of
(a) the Required Reserve Account Percentage and (b) the Noteholder's Percentage.

         "Adverse Claim" means a lien, security interest, charge or encumbrance or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

         "Affected Party" has the meaning set forth in Section 2.10(a).

         "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

         "Aggregate Outstanding Balance" means the sum of the Outstanding Balances of all Receivables.

         "Aggregate  Unpaids"  means, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Carrying Costs at such time, (ii) an amount equal to the Lender's existing obligations which comprise Carrying Costs thereafter and (iii) all other amounts due and owing (exclusive of Net
Investment but including Breakage Costs) by the Borrower to VFCC or the Investors hereunder and under the other Transaction Documents at such time.

         "Agreement" means this Loan and Security Agreement, as amended, restated or supplemented from time to time.

         "Alternative Rate" means, with respect to the Net Investment and any day, an interest rate per annum equal to the Adjusted LIBOR Rate or the Base
Rate, as the Deal Agent shall select in accordance with this Agreement; provided, however, that the "Alternative Rate" shall be the Base Rate if at the time such rate is selected the relevant Lender has notified the Deal Agent that a Eurodollar Disruption Event has occurred.

         "Amortization Period" means the period beginning on the Termination Date and ending on the Facility Termination Date.

         "APR" means annualized percentage rate.

         "Assignment  and   Acceptance"   means  an  assignment  and  acceptance
agreement entered into by an Investor and an Eligible Assignee, and accepted by the Deal Agent, in substantially the form of Exhibit C hereto.

         "Available Funds" means, with respect to each Remittance Date and the related Settlement Period, the sum of (i) all Collections (other than Principal Receipts) received during such Settlement Period along with all earnings on the Collection Account, (ii) all earnings during the related Settlement Period on amounts on deposit in the Prefunding Account to the extent not required to be distributed to the Servicer in reimbursement for previously advanced Interest Reserve Advances, (iii) all amounts deposited in the Prefunding Interest Reserve Account with respect to the related Settlement Period (together with any earnings thereon during such Settlement Period), (iv) any Interest Reserve Advance made by the Servicer on such Remittance Date pursuant to Section 4.07 and (v) any payments to the Borrower under a Hedging Agreement made during such Settlement Period exclusive of amounts related to hedge payments received pursuant to a Hedging Agreement in conjunction with Warehouse Transfers and Securitizations.

         "Bankruptcy Code" means the Federal Bankruptcy Code, as amended (Title 11 of the United States Code).

         "Base Rate" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Agent) and (ii) the Federal Funds Rate plus 1.0%.

         "Borrower" has the meaning set forth in the Preamble.

         "Borrower's Account" means the bank account of the Borrower, as notified to the Deal Agent from time to time in writing by the Borrower, into which all amounts withdrawn from the Prefunding Account pursuant to Section 2.02(a) and all other amounts distributable to the Borrower shall be deposited, which account, as of the Closing Date, is in the name UAFC-2, Account Number 59-0109154 with an ABA Routing No. of 274070484.

         "Breakage Costs" has the meaning set forth in Section 2.09.

         "Business Day" means any day other than a Saturday or a Sunday on which
(i) commercial banking institutions are not required or authorized to be closed in New York, New York, Bonita Springs, Florida, Indianapolis, Indiana or
Charlotte, North Carolina and (ii) if the term "Business Day" is used in connection with the Adjusted LIBOR Rate, such day must also be a LIBOR Business Day.

         "Capped Costs" means, with respect to any Remittance Date, the lesser of (i) sum of the Increased Costs and the Additional Amounts and (ii) the product of (A) 1/12, (B) 1.00% and (C) the average daily Net Investment during the related Settlement Period.

         "Carrying Costs" means for any Settlement Period the sum of:

                  (i) the sum of the following costs for such Settlement Period determined on an accrual basis in accordance with GAAP consistently applied:

                          (a)       Interest with respect to the Net Investment;

                          (b)       reimbursement owed to any successor Servicer
                                    for  any   unreimbursed   Interest   Reserve
                                    Advances made by such successor Servicer;

                          (c) any past due amounts not paid in clauses (i) and (ii) with respect to prior Settlement Periods; and

                          (d)       the Increased Costs and Additional  Amounts;
                                    and

                  (ii) the Program Fee and the Facility Fee accrued from the first day through the last day of such Settlement Period whether or not such amount is payable during such Settlement Period.

         "Closing Date" means August 8, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all right, title and interest of the Borrower whether now existing or hereafter acquired, in, to and under any and all of the following:

                  (i) the Receivables and all collections due (including any payments made under any guarantee or similar credit enhancement with respect to the Contracts), to become due or received by any Person in payment of any of the foregoing;

                  (ii) each security interest in the Financed Vehicles securing the Receivables, including all proceeds from any sale or other disposition of such Financed Vehicles;

                  (iii)    the Accounts and all funds held in such accounts;

                  (iv) all rights of the Borrower in and to all Hedging Agreements, Hedging Transactions and all amounts payable by all Hedging Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedging Transactions;

                  (v) all Contract Documents and all interest of the Borrower in the documents included in the Contract Documents, including, without limitation, rights of recourse of the Borrower against the Seller and/or any Dealer under the Contract Documents or any Dealer Agreement;

                  (vi) all rights of the Borrower in all Insurance Policies, whether now existing or hereafter acquired, and all proceeds thereof;

                  (vii) all security interests, Liens, guaranties and other encumbrances in favor of or assigned or transferred to the Borrower in and to the Contracts and Financed Vehicles;

                  (viii) all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing;

                  (ix) the Transaction Documents and any Warehouse Transfer Agreement;

                  (x)      the Policy; and

                  (xi)     all income and proceeds of the foregoing.

         "Collateral Agent" has the meaning set forth in the Preamble.

         "Collection Account" has the meaning set forth in Section 4.05.

         "Collections" means, with respect to the related Settlement Period and the Receivables, all cash collections and other cash proceeds of the Receivables during such Settlement Period, including, without limitation, all Principal Receipts, all Finance Charges, any amount received by the Borrower pursuant to
Section 7.01 of the Sale and Purchase Agreement II and any refunded portion of extended warranty protection plan costs or of insurance costs (for example, physical damage, credit life or disability) included in the original amount financed under the Receivables and cash proceeds of Related Security with respect to the Receivable; provided that amounts received in respect of any Receivable which constitutes, in accordance with the Credit and Collection Policy, a payment of a late payment charge, an insufficient funds charge or a prepayment charge will not be considered a Collection and shall be retained by the Servicer and not deposited into the Collection Account.

         "Commercial Paper" means any short-term promissory notes issued by VFCC with respect to financing the Net Investment.

         "Commitment" means, with respect to any Investor, the commitment of such Investor to fund the Net Investment in an aggregate amount not to exceed the amount set forth opposite such Investor's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

         "Commitment Termination Date" means August 7, 2001 or such later date to which the Commitment Termination Date may be extended in accordance with
Section 2.03(b).

         "Contract" means any retail installment sales contract or installment loan and security agreement executed by an Obligor that has been originated or acquired by the Seller, UAC or UAC Finance in the ordinary course of business, is secured by the related Financed Vehicle and in which the Borrower acquires from the Seller or a Warehouse Transferor all right, title and interest of the Seller or such Warehouse Transferor pursuant to the Sale and Purchase Agreement II or a Warehouse Transfer Agreement, as applicable.

         "Contract Documents" means, with respect to each Contract, (i) the Contract; (ii) the Title Documents, together with evidence of perfection of the security interest in the related Financed Vehicle granted by such Contract, as determined by the Servicer to be permitted or required to perfect such security interest under the laws of the applicable jurisdiction; (iii) the related assignments; and (iv) all other papers and computerized records customarily kept by the Servicer in servicing contracts and loans comparable to the Contracts.

         "CP Rate" means, with respect to any Settlement Period, the weighted average of the per annum rates paid or payable by VFCC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the promissory notes issued by VFCC that are allocated, in whole or in part, by the Deal Agent (on behalf of VFCC) to fund or maintain its portion of the Net Investment during such Settlement Period, as determined by the Deal Agent (on behalf of VFCC) and reported to the Borrower, which rates shall include the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Deal Agent (on behalf of VFCC); provided, however, that if any component of such rate is a discount rate, for purposes of this definition, the Deal Agent shall for such component use the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum.

         "Credit and Collection Policy" means the credit and collection policy of UAC as in effect on the date hereof relating to the Contracts and related Financed Vehicles, set forth in Exhibit D, as the same may be amended or modified from time to time in accordance with Section 7.01(n).

         "Daily Interest Amount" means, for any day, the product of (i) the Net Investment and (ii) the Interest Rate divided by 360.

         "Deal Agent" has the meaning set forth in the Preamble.

         "Deal Agent's Account" means an account specified by the Deal Agent or, so long as VFCC is the sole Lender hereunder, in the name of VFCC, at Bankers Trust (account number 01 41 96 47 and ABA Routing No. 021 001 033).

         "Dealer" means a motor vehicle dealer that is a party to a Dealer Agreement.

         "Dealer Agreement" means an agreement between a Dealer and UAC or UAC Finance, which sets forth the respective rights and obligations of the parties with respect to the origination of Contracts by the Dealer.

         "Defaulted  Receivable" means, for any Settlement Period, a Receivable:
(i) as to which any payment, or part thereof (in excess of $10.00), remains unpaid for 120 days or more as of the last day of such Settlement Period, (ii) which has been or should have been identified by the Servicer as uncollectible in accordance with the Servicer's customary practices on or before the last day of such Settlement Period or (iii) as to which the related Financed Vehicle has been repossessed from the Obligor during such Settlement Period.

         "Deferral"  has the  meaning  set forth in the  Credit  and  Collection
Policy.

         "Delinquent Receivable" means a Receivable: (i) as to which any payment, or part thereof (provided that such amount is in excess of $10.00), remains unpaid for more than thirty (30) days from the due date for such payment and (ii) which is not a Defaulted Receivable.

         "Determination Date" means, with respect to each Remittance Date, the second Business Day preceding such Remittance Date.

         "Derivatives" means (i) any exchange-traded or over-the-counter forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination of the foregoing, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.

         "Dollars" or "$" means the lawful currency of the United States.

         "Duff & Phelps" means Duff & Phelps Credit Rating Co.

         "Eligible Assignee" means a Person either (i) whose short-term rating is at least "A-1" from Standard & Poor's and "P-1" from Moody's, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least "A-1" from Standard & Poor's and "P-1" from Moody's or (ii) who is satisfactory to VFCC, the Deal Agent, Standard & Poor's and Moody's, subject, in the case of any Person chosen pursuant to clause (ii), to the prior written consent of the Borrower.

         "Eligible Institution" means the Collateral Agent or any other depository institution organized under the laws of the United States or any state thereof or the District of Columbia, the deposits in which are insured by the FDIC and whose short-term unsecured debt at all times shall satisfy the Short-Term Rating Requirement.

         "Eligible Investment" means (i) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (A) obligations fully guaranteed by the United States or (B) time deposits in, or bankers acceptances issued by, any depository institution or trust company incorporated under the laws of the United States or any state thereof (or any domestic branch or agency of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than any such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company, in the case of (1) certificates of deposit or short-term deposits, shall have a rating not lower than one of the two highest investment categories granted by Moody's and Standard & Poor's or Duff & Phelps, if such investment is rated by Duff & Phelps, or Fitch, if such investment is rated by Fitch; (2) certificates of deposit, at the time of the investment or contractual commitment to invest therein, shall satisfy the Short-Term Rating Requirement; or (3) investments in money market funds, shall be rated in the highest investment category, (ii) demand deposits in the name of the Secured
Parties or the Deal Agent on behalf of the Secured Parties in any depository institution or trust company referred to in clause (i) (B) above, (iii) commercial paper (having original or remaining maturities of no more than 30 days) which, at the time of the investment or contractual commitment to invest therein, the Short-Term Rating Requirement; (iv) Eurodollar time deposits which satisfy the Short-Term Rating Requirement; and (v) repurchase agreements involving any of the Eligible Investments described in clauses (i)(A), (i)(B) and (iv) hereof so long as the other part to the repurchase agreement satisfies at the time of the investment therein the Short-Term Rating Requirement.

         "Eligible Receivable" means a Receivable:

                  (i) that (a) has been either originated by or through a factory authorized Dealer, a nationally recognized rental car outlet or a nationally recognized used car superstore, in each case located in the United States and which, together with the Contract related thereto, has been validly assigned by such Dealer or other entity to UAC or UAC Finance, has been fully and properly executed by the parties thereto, and has been advanced directly to or for the benefit of the Obligor for the purchase of the related Financed Vehicle, (b) has been sold by UAC to the Seller, or, if applicable, by UAC Finance to UAC then to the Seller, and by the Seller to the Borrower pursuant to the Sale and Purchase Agreement II or has been acquired pursuant to a Warehouse Transfer Agreement, and to which the Borrower has good title thereto, free and clear of all Adverse Claims and (c) the Contract related to which shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the realization against the collateral of the benefits of the security provided thereby;

                  (ii) the Obligor of which is recorded in the Servicer's records as having a United States billing address, is a natural person and is not a government or a governmental subdivision or agency;

                  (iii) which is not a Defaulted Receivable at the time of the initial creation of an interest of the Deal Agent therein;

                  (iv) which is not a Delinquent Receivable at the time of the initial creation of an interest of the Deal Agent therein; provided, however, that if a Receivable is a Delinquent Receivable at the time of initial creation of an interest of the Deal Agent and at any time subsequently is not a Delinquent Receivable, such Receivable may become an Eligible Receivable from such time going forward subject to other eligibility requirements described herein;

                  (v) for which there have been no modifications to the related Contract other than pursuant to a Deferral or as otherwise required by law;

                  (vi) which, according to the related Contract, shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from such level payment) that fully amortize the amount financed over the original term;

                  (vii) for which the related Contract has provided for the calculation of interest payable thereunder under either the "simple interest" or "Rule of 78's" or the "sum of the periodic time balances" method;

                  (viii) for which the related Contract provides for no more than 84 monthly payments;

                  (ix) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act;

                  (x) which is "chattel paper" within the meaning of Article 9 of the Relevant UCC, and which is secured by a first priority perfected lien on the related Financed Vehicle, free and clear of any Adverse Claim or for which all necessary steps to result in such a first priority perfected lien shall have been taken;

                  (xi) which is denominated and payable only in Dollars in the United States;

                  (xii) which arises under a Contract that, together with the Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any offset, counterclaim or other defense at such time;

                  (xiii) which, together with the related Contract, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Regulations B and Z of the Federal Reserve Board, various state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws) and with respect to which no part of such Contract is in violation of any such law, rule or regulation in any material respect;

                  (xiv) with respect to any Receivables originated after the date hereof, is a Tier I Receivable, and, regardless of the date of origination of such Receivables, was not originated as a Non-Prime Receivable;

                  (xv) which (a) satisfies all applicable requirements of the Credit and Collection Policy, (b) arises under a Contract which does not require the related Obligor to consent to the transfer of the rights and duties of the Borrower under such Contract, and which does not contain a confidentiality provision that purports to restrict the ability of the Deal Agent to exercise its rights under the Transaction Documents and any Warehouse Transfer Agreement, including, without limitation, its right to review the Contract, (c) arises under a Contract with respect to which UAC, UAC Finance, the Seller and the Borrower have each performed all obligations required to be performed by them thereunder, and delivery of the Financed Vehicle to the related Obligor has occurred and (d) complies with such other criteria and requirements as VFCC may from time to time reasonably specify to the Borrower following 60 days' notice;

                  (xvi) the Obligor of which has been directed to make all payments to a specified account of the Servicer; and

                  (xvii) with respect to any Undocumented Receivable, for which the Undocumented Receivable Date has not passed.

         "Entitlement Orders" has the meaning set forth in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with the Borrower or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

         "Eurodollar Disruption Event" means with respect to the portion of the Net Investment as to which Interest accrues or is to accrue at a rate based upon the Adjusted LIBOR Rate, any of the following: (i) a determination by a Lender that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States Dollars in the London interbank market to make, fund or maintain such portion of the Net Investment; (ii) the inability of a Lender to obtain timely information for purposes of determining the Adjusted LIBOR Rate; (iii) a determination by a Lender that the rate at which deposits of United States Dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining such portion of the Net Investment; or (iv) the inability of a Lender to obtain United States Dollars in the London interbank market to make, fund or maintain such portion of the Net Investment.

         "Eurodollar Reserve Percentage" means, on any day, the applicable reserve percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements for "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the Federal Reserve Board that prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

         "Excess Carry Costs and Aggregate Unpaids" means an amount equal to the excess of the sum of (i) all Carrying Costs accrued through but not yet paid through the date of a prepayment made pursuant to Section 2.05 and (ii) all Aggregate Unpaids payable under this Agreement to any party through such date, including any fees or other amounts payable pursuant to Section 9.01, over the amount on deposit in the Collection Account exclusive of Principal Receipts.

         "Excess Delinquent Receivables Balance" means an amount, calculated on the day a Take-Out occurs and for each day until the next Take-Out occurs, equal to the excess, if any, of (i) the Outstanding Balance of all Delinquent Receivables which are Eligible Receivables at any time of determination over
(ii) the product of 2.5% and the Net Receivables Balance (calculated without giving effect to clause (iii) of the definition thereof) at any time of determination; provided, that if the Excess Delinquent Receivables Balance shall, at any time since the most recent Take-Out, be less than or equal to zero, the Excess Delinquent Receivables Balance shall be deemed to be zero from such time until the next Take-Out shall occur.

         "Facility Amount" means (i) prior to the Termination Date, $200,000,000 and (ii) on and after the Termination Date, $0.00.

         "Facility Fee" means, for any Settlement Period, a fee payable by the Borrower on the related Remittance Date in an amount equal to the product of (i) the Facility Fee Rate, (ii) the Facility Amount as of the first day of such Settlement Period and (iii) a fraction the numerator of which is equal to the actual number of days comprising such Settlement Period and the denominator of which is equal to 360.

         "Facility Fee Cap" means the product of (i) 0.125%, (ii) the average daily balance of the Net Investment during the related Settlement Period and
(iii) a fraction the numerator of which is equal to the actual number of days comprising such Settlement Period and the denominator of which is equal to 360.

         "Facility Fee Rate" has the meaning set forth in the Fee Letter.

         "Facility Termination Date" means the date following the Termination Date on which the Aggregate Unpaids, amounts owed to the Insurer, and the Net Investment have been indefeasibly paid in full.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal for each day during such period to the weighted average of the federal funds rates as quoted by First Union and confirmed in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by First Union (or, if such day is not a Business Day, for the preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole opinion of First Union, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte, North Carolina time) on such day.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, and its successors.

         "Fee Letter" means the letter, dated as of the Closing Date, among the Borrower, the Deal Agent and First Union setting forth, among other things, the Facility Fee Rate, the Program Fee Rate, the Structuring Fee and the LIBOR Margin, as amended, modified, restated or replaced from time to time.

         "Final Scheduled Remittance Date" means the Remittance Date occurring 96 months following the Commitment Termination Date.

         "Finance Charges" means, with respect to a Contract, any finance, interest or similar charges owing by an Obligor or another Person pursuant to such Contract.

         "Financed Vehicle" means, with respect to any Contract, any new or used automobile, van or light-duty truck, together with all accessions thereto, securing the related Obligor's indebtedness thereunder.

         "First Union" means First Union National Bank, a national banking association, and its successors or assigns.

         "Fitch" means Fitch IBCA, Inc.

         "FSI" means First Union Securities, Inc., a Delaware corporation, and its successors.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

         "Governmental Authority" means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

         "Hedging Agreement" means each agreement between the Borrower and a Hedging Counterparty that complies with the requirements of Section 7.02 and that is in the form of Exhibit E hereto. The form of Hedging Agreement in Exhibit E hereto and such form of agreement shall not be modified without the written consent of the Deal Agent and the Insurer if such modification would adversely affect in a material manner the rights or benefits of any Secured Party under this Agreement.

         "Hedging   Breakage   Costs"   means,   with  respect  to  any  Hedging
Transaction, any amount payable by the Borrower to the related Hedging Counterparty for the early termination of such Hedging Transaction or any portion thereof.

         "Hedging Collateral" means all of the rights of the Borrower, whether now existing or hereafter acquired, in and to, all Hedging Agreements, Hedging Transactions and all present and future amounts payable by all Hedging Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedging Transactions with such Hedging Counterparties.

         "Hedging Counterparty" means any entity which (A) (i) on the date of entering into any Hedging Transaction is an interest rate swap dealer whose debt obligations satisfy the Short-Term Rating Requirement and the Long-Term Rating Requirement, and (ii) in a Hedging Agreement (a) consents to the assignment of the Borrower's rights under the Hedging Agreement to the Deal Agent on behalf of the Secured Parties pursuant to Section 7.02(a) and (b) agrees that in the event that its debt obligations no longer satisfy the Short-Term Rating Requirement or the Long-Term Rating Requirement, it shall transfer its rights and obligations under each Hedging Transaction to another entity that meets the requirements of this definition and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer or (B) is otherwise acceptable to the Insurer and the Deal Agent.

         "Hedging Transaction" means each transaction between the Borrower and a Hedging Counterparty which is entered into pursuant to Section 7.02 and is governed by a Hedging Agreement.

         "Increased Costs" means amounts required to be paid to an Affected Party pursuant to Section 2.10.

         "Indebtedness" means, with respect to any Person and any day, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases,
(iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (v) all indebtedness, obligations or liabilities of that Person in respect of Derivatives.

         "Indemnified Amounts" has the meaning set forth in Section 9.01.

         "Indemnified Parties" has the meaning set forth in Section 9.01.

         "Insolvency   Proceeding"  means,  with  respect  to  any  Person,  any
bankruptcy, insolvency, readjustment of debt, reorganization, marshaling of assets and liabilities or similar proceeding of or relating to such Person.

         "Insurance Agreement" means the insurance and indemnity agreement dated August 4, 2000 among the Servicer, the Borrower, the Insurer and accepted by the Deal Agent.

         "Insurance Policy" means, with respect to a Financed Vehicle, the policies of comprehensive and collision insurance policy or credit life, disability or other applicable policies covering such Financed Vehicles or the related Obligors.

         "Insurance Proceeds" means, with respect to any Financed Vehicle, Receivable or Obligor, recoveries paid to the Servicer or the Borrower under an Insurance Policy and any rights thereunder or proceeds therefrom (including any self-insurance).

         "Insurer" means Asset Guaranty Insurance Company, a member of the Enhance Financial Services Group, and its successors.

         "Insurer Default" means the occurrence and continuance of any of the following:

                  (i) the Insurer shall fail to pay when, as and in the amounts required, any amount payable under the Policy;

                  (ii) the Superintendent of Insurance of the State of New York (or any Person succeeding to the duties of such Superintendent) (for the purpose of this paragraph (ii), the "Superintendent") shall apply for an order (A) pursuant to Section 7402 of the New York Insurance Law (or any successor provision thereto), directing him to rehabilitate the Insurer, (B) pursuant to Section 7404 of the New York Insurance Law (or any successor provision thereto), directing him to liquidate the business of the Insurer or (C) pursuant to Section 7416 of the New York Insurance Law (or any successor provision thereto), dissolving the corporate existence of the Insurer and such application shall not be dismissed or withdrawn during a period of 60 consecutive days or a court of competent jurisdiction enters an order granting the relief sought;

                  (iii) the Superintendent shall determine that the Insurer is insolvent within the meaning of Section 1309 of the New York Insurance Law or any successor section; or

                  (iv) the Insurer shall commence a voluntary case or other proceeding seeking rehabilitation, liquidation, reorganization or other relief with respect to itself or its debts under any insolvency or similar law.

         "Interest" means, with respect to a Settlement Period, the sum of the Daily Interest Amounts for each day in such Settlement Period; provided, however, that (i) no provision of this Agreement shall require or permit the collection of Interest in excess of the maximum permitted by applicable law and
(ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

         "Interest Rate" means, with respect to any day, to the extent the Net Investment (i) was funded through the issuance of Commercial Paper, a rate equal to the CP Rate, and (ii) was not funded through the issuance of Commercial Paper, a rate equal to the Alternative Rate provided, however, that in no event shall the Interest Rate exceed 25% or the Maximum Lawful Rate.

         "Interest Reserve Advance" means, with respect to any Remittance Date, the amount, if any (which shall not be less than zero), equal to (i) the product of (a) the daily weighted average amount on deposit in the Prefunding Account during the related Settlement Period, (b) the Targeted Interest Rate and (c) a fraction the numerator of which is the number of days in such Settlement Period and the denominator of which is 360 minus (ii) the amount earned during such Settlement Period on amounts on deposit in the Prefunding Account.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investor" means each Person named herein who commits to fund or purchase pursuant to the Liquidity Agreement all or a portion of the Net Investment and each Person that becomes an Investor hereunder pursuant to an Assignment and Acceptance.

         "Investor Register" has the meaning set forth in Section 11.01(c).

         "Issuer" means VFCC and any other Lender whose principal business consists primarily of issuing Commercial Paper or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar collateral.

         "Lenders" means VFCC and the Investors.

         "LIBOR Business Day" means any day of the year other than a Saturday, Sunday or any day on which banking institutions in New York, New York, Charlotte, North Carolina or London, England generally are required or authorized to be closed.

         "LIBOR Margin" has the meaning set forth in the Fee Letter.

         "LIBOR Rate" means for any day or Settlement Period, an interest rate per annum equal to:

                  (i) the posted rate for 30-day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London, England time) on the first day of such Settlement Period or, if such day is not a LIBOR Business Day, the posted rate that appeared on the immediately preceding LIBOR Business Day; or

                  (ii) if no such rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by First Union at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States Dollars are being, have been, or would be offered or quoted by First Union to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on such day.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to any property by operation of law.

         "Liquidity Agent" means First Union in its capacity as Liquidity Agent pursuant to the Liquidity Agreement, and its successors and assigns.

          "Liquidity Agreement" means the liquidity purchase agreement, dated as of the Closing Date, among VFCC, the Deal Agent, the Liquidity Agent, First Union, as an investor, and each other liquidity bank that is a party thereto, as amended or supplemented from time to time.

         "Liquidation Proceeds" means gross amounts received by the Servicer in connection with the attempted realization of the full amounts due or to become due for any Receivable which has become a Defaulted Receivable, whether from the sale or other disposition of the related Financed Vehicle, the proceeds of repossession or any collection effort, the proceeds of recourse or similar payments payable under the related Contract, receipt of Insurance Proceeds or otherwise, net of any expenses reasonably incurred in such sale, repossession, collection effort recourse or other disposition.

         "Lock-Box Accounts" means an account or accounts maintained by the Servicer at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

         "Lock-Box Banks" means each of the banks set forth in Exhibit G hereto and such banks as may be added thereto or deleted therefrom pursuant to Section 4.06(a).

         "Long-Term Rating Requirement" means a long-term unsecured debt rating of not less than "A" by Standard & Poor's and not less than "A-2" by Moody's.

         "Maximum Lawful Rate" means the highest rate of interest permissible under applicable law.

         "Minimum Required APR" means, as of any date of determination, the greater of (i) the money market yield of the rate quoted on a discount basis for commercial paper having a 30 day maturity, as made available and subsequently published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "commercial paper" plus 1.425% per annum and (ii) the current yield to maturity of the United States Treasury Security having a maturity of two years (or if there is more than one such security, the average of the yields to maturity thereof) plus 1.425% per annum.

         "Moody's" means Moody's Investors Service, Inc., and its successors.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

         "Negative Carry" means, with respect to any Prefunding Date, a percentage equal to (i) for the amounts in the Prefunding Account deposited by VFCC, (a) the money market yield of the rate quoted on a discount basis for commercial paper having a 30 day maturity, as made available and subsequently published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "commercial paper," plus (b) 1.425%, minus (c) the Targeted Interest Rate and (ii) for the amounts in the Prefunding Account funded by the Investors, (a) the Adjusted LIBOR Rate, (b) plus 1.425%, minus (c) the Targeted Interest Rate.

         "Net Asset Test" means a test that is satisfied if the product of the Net Receivables Balance and the Noteholder's Percentage is more than or equal to the Net Investment less the Adjusted Prefunding Account Amount.

         "Net Investment" means the sum of the cumulative amount of Prefunding Deposits made since the Closing Date minus the sum of:

                  (i) the aggregate amount released from the Prefunding Account and applied to reduce the Net Investment;

                  (ii)  the  aggregate   amount  released  from  the  Prefunding
         Interest Reserve Account and applied to reduce the Net Investment;

                  (iii) the aggregate amount of Principal Receipts remitted to the Deal Agent to reduce the Net Investment pursuant to Section 4.06(d);

                  (iv) amounts distributed to the Deal Agent pursuant to Section 4.06(c) to bring the Net Asset Test into compliance;

                  (v) draws on the Policy distributed and applied in reduction of the Net Investment;

                  (vi) miscellaneous funds received and applied to reduce the Net Investment pursuant to the Transaction Documents and any Warehouse Transfer Agreement; provided that the Net Investment shall be restored in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; provided further, that as to the Insurer, draws made under the Policy will not reduce the principal amount due under the Note.

         "Net Receivables Balance" means at any time the sum of the Outstanding Balances of the Eligible Receivables at such time reduced by the sum of (i) the amount by which the Outstanding Balances of all Undocumented Receivables exceeds the lesser of (a) 20% of the Outstanding Balances of all Eligible Receivables and (b) $15,000,000, (ii) the Outstanding Balances of all Eligible Receivables which are Defaulted Receivables and (iii) the Excess Delinquent Receivables Balance.

         "Net Yield" means, as calculated on each Determination Date for the related Settlement Period, the product, expressed as a percentage, of (i) 12 and
(ii) a fraction,  the numerator of which is (a) Available  Funds less the sum of
(1) the aggregate amount of Carrying Costs (exclusive of Increased Costs and Additional Amounts in excess of Capped Costs) accrued during such Settlement Period and (2) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during such Settlement Period net of the aggregate amount of Liquidation Proceeds received during such Settlement Period, and the denominator of which is (b) the average daily Net Investment for such Settlement Period.

         "Non-Prime Receivable" means (i) receivables originated by Performance Acceptance Corporation, (ii) receivables originated by UAC doing business as Performance Acceptance Corporation, (iii) receivables originated by UAC under its "Tier II" underwriting policy, all of such receivables identified in (i) -
(iii) above having been exclusively identified on the records of the Servicer as types 54, 55, 14 or 15.

         "Note" has the meaning set forth in Section 2.04(a).

         "Noteholder's Percentage" means an amount equal to 100% less the product of (i) 2 and (ii) the amount, if any, by which the Target Net Yield exceeds the Net Yield as of the most recent Determination Date. The Noteholder's Percentage shall initially equal 100%. For the purpose of calculating the Noteholder's Percentage, the Net Yield will equal the Target Net Yield for any Settlement Period during which the Net Investment equals zero on any day.

         "Obligations" means all loans, advances, debts, liabilities and obligations for monetary amounts owing by the Borrower to the Secured Parties, the Liquidity Agent or any of their respective assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of Net Investment or any Hedging Agreement, as amended or supplemented from time to time, whether or not evidenced by any separate note, agreement or other instrument, including, without limitation, all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), Breakage Costs, Hedging Breakage Costs, fees, including, without limitation, any and all arrangement fees, loan fees, Program Fees, Facility Fees and any and all other fees, expenses, costs or other sums (including attorney costs) chargeable to the Borrower under the Transaction Documents.

         "Obligor" means a Person obligated to make payments pursuant to a Contract, including any guarantor thereof.

         "Officer's Certificate" means a certificate signed by any officer of the Borrower or the Servicer, as the case may be, and delivered to the Deal Agent.

         "Outstanding Balance" means, with respect to a Receivable, the amount advanced under the related Contract toward the purchase price of the related Financed Vehicle and related costs minus all receipts of principal with respect to such Receivable.

         "Permitted Liens" means Liens in favor of the Deal Agent as agent for the Secured Parties created pursuant to this Agreement.

         "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Policy" means the financial  guaranty  insurance  policy issued by the
Insurer  with  respect  to  the  Note,   including  any  endorsements   thereto,
substantially in the form of Exhibit F hereto.

         "Potential Servicer Default" means an event which but for the lapse of time, the giving of notice or both, would constitute a Servicer Default.

         "Potential Termination Event" means an event which but for the lapse of time, the giving of notice or both, would constitute a Termination Event.

         "Prefunding" means the deposit by VFCC or an Investor of a Prefunding Deposit into the Prefunding Account pursuant to Section 2.01.

         "Prefunding Account" has the meaning set forth in Section 4.05.

         "Prefunding Account Amount" means the amount on deposit in the Prefunding Account.

         "Prefunding Date" means the first calendar day of each month (or if such day is not a Business Day, the next succeeding Business Day) and such other dates which are agreed upon by the Borrower and the Deal Agent at least one Business Day in advance on which deposits to, or releases from, the Prefunding Account may be effected; provided, that there shall in no event be more than three additional Prefunding Dates in any period between any two Remittance Dates (without Deal Agent approval) and provided, further, that no Prefunding Date shall occur on and after the Termination Date.

         "Prefunding Deposit" means, with respect to a Prefunding Date, the deposit of funds into the Prefunding Account by VFCC or the Investors pursuant to Section 2.01 in an amount not to exceed the product of the Noteholder's Percentage and the aggregate principal amount of Eligible Receivables projected by the Borrower to be acquired or originated through the day preceding the next Prefunding Date.

         "Prefunding  Interest  Reserve  Account"  has the  meaning set forth in
Section 4.05.

         "Prefunding  Interest  Reserve  Deposit"  has the  meaning set forth in
Section 4.07(a).

         "Prefunding   Request"   means  a  written  notice  from  the  Borrower
requesting a Prefunding and including the items required by Section 2.01, substantially in the form of Exhibit A hereto.

         "Premium" has the meaning set forth in the Premium Letter.

         "Premium Letter" has the meaning set forth in the Insurance Agreement.

         "Principal Receipts" means amounts designated as Principal Receipts pursuant to Sections 2.05 and 3.04 and all Collections other than (i) that portion of Collections which are properly designated as Finance Charges in accordance with the Credit and Collection Policy and (ii) any Liquidation Proceeds in respect of Defaulted Receivables and Related Security with respect thereto.

         "Program Fee" means, for any Settlement Period, the fee payable by the Borrower pursuant to the Fee Letter equal to the sum of the product, for each day during such Settlement Period, of (i) the Program Fee Rate, (ii) the Net Investment on such day and (iii) a fraction, the numerator of which is one and the denominator of which is 360.

         "Program Fee Rate" has the meaning set forth in the Fee Letter.

         "Pro Rata Share" means with respect to any Investor on any date of determination, the percentage equivalent of a fraction the numerator of which is such Investor's Commitment and the denominator of which is the Facility Amount.

         "Rating Agency" means Standard & Poor's, Moody's and any other rating agency that has been requested to issue a rating with respect to the Commercial Paper issued by the Issuer.

         "Receivable" means indebtedness owed to the Borrower by an Obligor (without giving effect to any transfer hereunder) under a Contract, whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with the sale of new or used automobiles, vans or light-duty trucks or the rendering of services by the originating Dealer in connection therewith, and includes the right of payment of any finance charges and other obligations of the Obligor with respect thereto. A Receivable shall be identified with an account type 26 on the Servicer's master servicing records (so long as UAC is the Servicer). Notwithstanding the foregoing, once the Deal Agent has released its security interest in a Receivable, it shall no longer constitute a Receivable.

         "Registrar of Titles" means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

         "Related Security" means with respect to any Receivable:

                  (i) all of the Borrower's interest in the Financed Vehicles (including repossessed vehicles) or in any document or writing evidencing any security interest in any Financed Vehicle and all of the Borrower's interest in all rights to payment under all insurance contracts with respect to a Financed Vehicle, including, without limitation, any monies collected from whatever source in connection with any default of an Obligor with respect to a Financed Vehicle and any proceeds from claims or refunds of premiums on any physical damage, lender's single interest, credit life, disability and hospitalization insurance policies covering Financed Vehicles or Obligors;

                  (ii) all of the Borrower's interest in all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of the Contract related thereto, whether pursuant to such Contract or otherwise, together with all financing statements signed by an Obligor and security agreements describing any collateral securing such Contract;

                  (iii) all of the Borrower's interest in all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

                  (iv) all of the Borrower's interest in all rights to payment under all service contracts and other contracts and agreements associated with the Receivable and all of the Borrower's interest in all recourse rights against the related Dealer (excluding any rights in any dealer reserve);

                  (v) all of the Borrower's  interest in all records,  documents
         and  writings   evidencing  or  related  to  such  Receivables  or  the
         Contracts; and

                  (vi)     all proceeds of the foregoing.

         "Relevant UCC" means the Uniform Commercial Code as from time to time in effect in all applicable jurisdictions.

         "Remittance Date" means, for each Settlement Period, the tenth day of the next succeeding calendar month or, if such day is not a Business Day, the next succeeding Business Day.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA for which the 30 day notice provision has not been waived.

         "Required Investors" means at a particular time, Investors with aggregate Commitments in excess of 66-2/3% of the Facility Amount.

         "Required Reserve Account Amount" means on any day the product of (i) the Required Reserve Account Percentage and (ii) the Net Investment divided by the Noteholder's Percentage.

         "Required Reserve Account Percentage" means 2.75%.

         "Required Yield Deposit Amount" has the meaning set forth in Section 4.08(a).

         "Requirements of Law" means for any Person the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulations B, U, T, X and Z of the Federal Reserve Board).

         "Reserve Account" has the meaning set forth in Section 4.05.

         "Reserve Account Guaranty" means the amount available pursuant to any guaranty of the amount required to be kept in the Reserve Account pursuant to this Agreement and the other Transaction Documents. Any Reserve Account Guaranty shall be approved by VFCC and the Insurer and shall satisfy the Short-Term Rating Requirement and the Long-Term Rating Requirement.

         "Responsible Officer" means, when used with respect to the Servicer or the Borrower, any officer of the Servicer or the Borrower, including any president, vice president, assistant vice president, secretary, assistant secretary or any other officer thereof customarily performing functions similar to those performed by the individuals who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of or familiarity with the particular subject.

         "Sale and Purchase Agreement I" means the sale and purchase agreement dated as of August 1, 2000 between the Seller and UAC, as amended or supplemented from time to time.

         "Sale and Purchase Agreement II" means the sale and purchase agreement dated as of August 1, 2000 between the Seller and the Borrower, as amended or supplemented from time to time.

         "Schedule of Contracts" means a listing by account number of the Contracts as requested and amended from time to time by the Deal Agent pursuant to Section 3.03(a).

         "Secured Parties" means (i) each Lender, (ii) each Hedging Counterparty that is either a Lender or any Affiliate of a Lender if such Affiliate executes a counterparty to the Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party and (iii) the Insurer.

         "Securities Intermediary" means First Union, and any other entity acting in the capacity of a "securities intermediary" as defined in Section 8-102(14) of the Relevant UCC.

         "Securitization" means a structured finance transaction established by or on behalf of the Borrower or an Affiliate thereof in which the released Receivables and the related Contracts will be subject and which satisfies the optional repayment conditions set forth in Section 2.05.

         "Seller"  means  Union  Acceptance  Funding  Corporation,   an  Indiana
corporation, and its successors.

         "Servicer" has the meaning set forth in the Preamble.

         "Servicer Default" has the meaning set forth in Section 4.01(c).

         "Servicing Agreement" means the servicing agreement, dated as of August 1 2000, between UAC, as servicer, and UAFC-2, as amended or supplemented from time to time.

         "Servicing Audits" means certain procedures determined by the Insurer, agreed upon by the Borrower and performed at the expense of the Servicer by a nationally recognized firm of independent public accountants acceptable to the Insurer or other third party acceptable to both the Insurer and the Borrower, including, but not limited to: verification of the accuracy monthly reports, and related reviews of the Servicer's accounts, records and files, and cash routines.

         "Servicing Fee" means, for any Settlement Period, the fee payable pursuant to Section 4.06 on the related Remittance Date to the Servicer, in an amount equal to 1.0% per annum on the amount of the Aggregate Outstanding Balance as of the first day of such Settlement Period.

         "Settlement Period" means any calendar month;  provided,  however, that
(i) the initial Settlement Period shall commence on the Closing Date and (ii) any Settlement Period that commences before the Termination Date that would otherwise end after the Termination Date shall end on the Termination Date.

         "Settlement Statement" means a monthly statement setting forth as of the last day of the related Settlement Period, among other things, (i) the outstanding principal balance of the Receivables, (ii) collections, delinquencies, defaults, yield, and certain other information including calculations necessary to determine compliance with the covenants contained in the Transaction Documents for the most recently ended fiscal month; provided however that if such information is not available for the most recently ended fiscal month, such information shall be provided as of the next preceding fiscal month and (iii) other reporting as reasonably required by VFCC and/or the Insurer per Exhibit M hereto, as such Exhibit may be modified as reasonably requested by VFCC and the Insurer.

         "Short-Term Rating Requirement" means a short-term unsecured debt rating of not less than (i) "A-1+" from Standard & Poor's, (ii) "P-1" from Moody's, (iii) "D-1+" from Duff & Phelps (if the related institution, instrument or security is rated by Duff & Phelps) and (iv) "F-1+' from Fitch (if the related institution, instrument or security is rated by Fitch).

         "Solvent" means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (i) the fair value of the property owned by such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors.

         "Structured Financing" any release of Receivables to the Borrower pursuant to Section 2.05 being effected in connection with an underwritten transaction (i) in which an underwriter agrees to purchase the related securities pursuant to an underwriting agreement and (ii) for which the closing date of such transaction is within 10 Business Days of the date of pricing and within the requirements of the Securities and Exchange Commission or (b) a securitization transaction in which Special Purpose Accounts Receivable Cooperative Corporation, a special purpose commercial paper conduit sponsored by CIBC, has agreed to in writing a price for which it will purchase asset-backed securities from the UACSC 1999 Master Owner Trust, subject to conditions customarily contained in an underwriting agreement and subject to such transaction closing within 5 Business Days of the date the purchase price was established.

         "Structuring Fee" has the meaning set forth in the Fee Letter.

         "Take-Out"  means (i) a  Securitization,  (ii) a Warehouse  Transfer or
(iii) other release by the Deal Agent of Receivables and the related Contracts from the Collateral pursuant to Section 2.05; provided, however, any such Securitization, Warehouse Transfer or release shall constitute a "Take-Out" only if the related Take-Out Percentage is not greater than 25%.

         "Take-Out Percentage" means, with respect to any Securitization, Warehouse Transfer or release pursuant to Section 2.05, the percentage equal to
(i) 100% minus (B) a fraction (expressed as a percentage) equal to (A) the aggregate Outstanding Balance of the Receivables being released by such Securitization, Warehouse Transfer or release divided by (B) the Net Receivables Balance as of the cut-off date of such Securitization, Warehouse Transfer or release.

         "Target Net Yield" means 5.0%.

         "Targeted Interest Rate" means, for any Settlement Period, 2.5% per annum or such lower per annum rate set forth in a written notice by the Deal Agent to the Borrower and the Servicer, such other rate to be effective three Business Days after the date of such notice.

         "Taxes" means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any Government Authority.

         "Termination Date" means the earliest to occur of (i) the date that the Liquidity Agreement shall cease to be in full force and effect; (ii) the Commitment Termination Date; (iii) the Business Day designated by the Borrower to VFCC as the Termination Date at any time following 60 days' prior written notice; and (iv) the occurrence of a Termination Date pursuant to Section 8.01.

         "Termination Event" has the meaning set forth in Section 8.01(a).

         "Tier I Receivable" means a Receivable originated in accordance with the Tier I underwriting policy contained in the Credit and Collection Policy.

         "Title Documents" means, with respect to any Financed Vehicle, the certificate of title for, or other evidence of ownership of (as the Servicer or Borrower maintains in accordance with its customary procedures), such Financed Vehicle, (which may include written evidence from the Dealer selling such Financed Vehicle that such certificate, or evidence of ownership, showing the Seller or the appropriate Affiliate of UAC as first lienholder, has been applied for).

         "Transaction Documents" means this Agreement, the Note, the Sale and Purchase Agreement I, the Sale and Purchase Agreement II, the Servicing Agreement, the Insurance Agreement, the Liquidity Agreement, the Fee Letter, all Hedging Agreements and any other document, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the transactions contemplated by this Agreement or any of the other foregoing documents.

         "UAC" means Union Acceptance Corporation, an Indiana corporation, and its successors and assigns.

         "UAC Entities" means each of UAC, UAC Finance, the Seller, UARC and UAFC-2.

         "UAC Finance" means UAC Finance Corporation, an Indiana corporation, and its successors and assigns.

         "UAFC-2" means UAFC-2 Corporation, a Delaware corporation, and its successors and assigns.

         "UARC" means Union Acceptance Receivables Corporation, a Delaware corporation, or any other bankruptcy remote Affiliate of UAC, and its successors and assigns.

         "United States" means the United States of America.

         "Undocumented Receivable" means any Receivable as to which, at the time of the assignment of such Receivable, and the Contract related thereto, to UAC or UAC Finance by the Dealer which originated such Receivable or, at the time of the origination of such Receivable by UAC, the Servicer has not received all required Obligor-related documentation.

         "Undocumented Receivable Date" means, with respect to an Undocumented Receivable, the date 20 days following the date of the initial draft drawn by the originating Dealer on UAC or UAC Finance in connection with the origination of such Receivable.

         "Unrestricted  Cash"  has  the  meaning  set  forth  in  the  Insurance
Agreement.

          "VFCC" means Variable Funding Capital Corporation, and its successors.

         "VFCC   Administration   Agreement"  means  the  Amended  and  Restated
Administration Agreement, dated as of July 1, 1998, between VFCC and FSI, as amended, restated or supplemented from time to time.

         "Withdrawal Notice" has the meaning set forth in Section 2.02(a).

         "Warehouse Transfer" means the transfer of Receivables pursuant to a Warehouse Transfer Agreement.

         "Warehouse Transfer Agreement" means an agreement substantially in the form of Exhibit N hereto pursuant to which the Borrower purchases Receivables from, or sells Receivables to, an Affiliate of UAC in connection with a warehouse or securitized financing. The form of agreement in Exhibit N shall not be modified without the written consent of the Deal Agent and the Insurer if such modification would adversely affect in a material manner the rights of any Secured Party under this Agreement.

         "Warehouse Transferor" means a transferor of a Receivable to the Borrower pursuant to a Warehouse Transfer Agreement.

         "Year-End Purchase Agreement" means an agreement substantially in the form of Exhibit K hereto which form of agreement shall not be modified without the written consent of the Deal Agent and the Insurer if such modification would adversely affect in a material manner the rights of any Secured Party under this Agreement.

         "Year-End Repurchase Agreement" means an agreement substantially in the form of Exhibit L hereto which form of agreement shall not be modified without the written consent of the Deal Agent and the Insurer if such modification would adversely affect in a material manner the rights of any Secured Party under this Agreement.

         "Year-End Transfer" means either a purchase of all Receivables by UARC from UAFC-2 pursuant to a Year-End Purchase Agreement or the repurchase of the Receivables from UARC by UAFC-2 pursuant to a Year-End Repurchase Agreement.

         "Yield Supplement Account" has the meaning set forth in Section 4.05.

Section 1.02. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

Section 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                  ARTICLE Two

                                   PREFUNDINGS

Section 2.01. Prefunding; Procedures for Prefundings. On the terms and conditions hereinafter set forth, the Borrower may, prior to each Prefunding Date on which the Borrower intends to request funds for deposit into the Prefunding Account, request that the Lenders make an advance of such funds. No later than 4:00 p.m. (Charlotte, North Carolina time) one Business Day prior to a proposed Prefunding Date, the Borrower shall notify the Deal Agent and the Insurer of such proposed Prefunding Date and Prefunding by delivering to the Deal Agent and the Insurer (i) a duly executed and completed Prefunding Request, which will include, among other things, the proposed Prefunding Date, a calculation of the Net Investment and the Net Asset Test (after giving effect to such Prefunding), the Prefunding Deposit requested (which amount shall be at least equal to $1,000,000 or integral multiples of $10,000 in excess thereof and shall be no greater than the Borrower's reasonable best estimate of the aggregate amount of Eligible Receivables projected to be acquired from the Seller by the Borrower pursuant to the Sale and Purchase Agreement II or acquired pursuant to a Warehouse Transfer Agreement during the period from the Prefunding Date to but not including the next succeeding Prefunding Date) and a representation that the conditions precedent contained in Section 5.02 have been satisfied and (ii) an updated Schedule of Contracts (if reasonably requested by the Deal Agent at least one Business Day prior to the Prefunding Date). If any such Prefunding Request is delivered to the Deal Agent after 4:00 p.m. (Charlotte, North Carolina time) one Business Day prior to the proposed Prefunding Date, such Prefunding Request shall be deemed to be received prior to 4:00 p.m. (Charlotte, North Carolina time) on the next succeeding Business Day and the proposed Prefunding Date of such proposed Prefunding shall be deemed to be the Business Day following such deemed receipt. Any Prefunding Request shall be irrevocable.

         Following receipt of a Prefunding Request, the Deal Agent shall determine whether the Prefunding will be made by VFCC or by the Investors. If the Deal Agent determines, at its sole discretion, that VFCC has adequate access to the commercial paper market to fund the Prefunding Deposit, VFCC shall make the Prefunding. Upon a determination by the Deal Agent, made at its sole discretion, that VFCC does not have adequate access to the commercial paper market to fund the Prefunding Deposit, (i) the Deal Agent shall promptly notify the Liquidity Agent, the Investors, the Insurer and the Borrower in writing of such inadequacy and (ii) the Investors shall fund such Prefunding Deposit. Notwithstanding the foregoing, under no circumstances shall a Prefunding be made unless the conditions of Section 5.02 are satisfied.

         Under no circumstances shall the Prefunding Deposit cause (i) the Net Investment to exceed the Facility Amount and (ii) any Investor to make any Prefunding on any Prefunding Date in excess of the lesser of (a) such Investor's Pro Rata Share of the portion of the Prefunding Deposit not funded by VFCC and
(b) the amount by which such Investor's Commitment exceeds such Investor's share of the Net Investment prior to such Prefunding Date.

         Subject to the terms and conditions set forth herein, no later than 4:30 p.m. (Charlotte, North Carolina time) on the Prefunding Date on which the Prefunding Deposit is to be made, VFCC or the Investors, as the case may be, shall deposit into the Prefunding Account the Prefunding Deposit. On each Prefunding Date, the Borrower shall deposit (or cause to be withheld from the Prefunding Deposit) to the credit of the Reserve Account an amount equal to an amount necessary to fund the Reserve Account to the Required Reserve Account Amount.

Section 2.02.     Withdrawals from the Prefunding Account.

(a) On any Business Day, upon receipt by the Deal Agent, the Insurer and the Collateral Agent not later than 11:00 a.m., Charlotte, North Carolina time of written certification substantially in the form of Exhibit J (a "Withdrawal Notice"), from the Borrower setting forth, among other things, the amount requested to be released from the Prefunding Account and certifying that (i) after giving effect to the withdrawal from the Prefunding Account, the Net Asset Test will be satisfied, (ii) the amount on deposit in the Reserve Account will not be less than the Required Reserve Account Amount (calculated (A) immediately prior to the proposed withdrawal and (B) as if such withdrawal has been made),
(iii) the Borrower will have made any deposit into the Yield Supplement Account required pursuant to Section 4.08, if any, and (iv) the Servicer is and will be in compliance with the requirements of this Agreement with respect of such date of withdrawal, the Collateral Agent, at the written direction of the Servicer, shall make the amount requested to be released from the Prefunding Account available to the Borrower at the Borrower's Account via wire transfer in same day funds not later than 4:00 p.m., Charlotte, North Carolina time on such date of withdrawal.

(b) On each Prefunding Date, all amounts on deposit in the Prefunding Account (exclusive of earnings thereon) shall be, at the Borrower's option, either (i) released to the Deal Agent for the account of VFCC and the Investors to be applied in reduction of the Net Investment, or (ii) retained in the Prefunding Account and applied to reduce the amount of the Prefunding Deposit otherwise required to be made by VFCC or the Investors, as applicable, on the succeeding Prefunding Date. Notwithstanding the foregoing, however, on the first Remittance Date to occur on or after the Termination Date, all amounts on deposit, exclusive of earnings thereon, in the Prefunding Account shall be released to the Deal Agent, for the account of VFCC and the Investors, as applicable, and applied in reduction of the Net Investment and earnings thereon shall be deposited in the Collection Account for application as Available Funds.

Section 2.03. Optional Changes in Facility Amount; Extension of Commitment Termination Date.

(a) The Borrower shall be entitled at its option, at any time prior to the occurrence of a Termination Date, to reduce the Facility Amount in whole or in part; provided that the Borrower shall give prior written notice of such reduction to the Deal Agent and the Insurer and that any partial reduction of the Facility Amount shall be a minimum of $5,000,000 or integral multiples of $1,000,000 in excess thereof. Any request for a reduction in the Facility Amount shall be irrevocable and the Borrower shall deliver no more than four such requests in any 12-month period.

(b) Provided no Termination Date has occurred, the Borrower may by written notice to the Deal Agent and the Insurer make written request for VFCC and the Investors to extend the Commitment Termination Date for an additional period of up to 364 days. The Deal Agent will give prompt notice to VFCC and each Investor of its receipt of such request for extension of the Commitment Termination Date. VFCC and each Investor shall make a determination, in their sole discretion and after a full credit review, within 30 days following receipt of any such request as to whether or not they will agree to extend the Commitment Termination Date; provided, however, that the failure of VFCC or any Investor to make a timely response to the Borrower's request for extension of the Commitment Termination Date shall be deemed to constitute a refusal by VFCC or such Investor, as the case may be, to extend the Commitment Termination Date. The Commitment Termination Date shall only be extended upon the consent of VFCC, the Insurer and all of the Investors.

Section 2.04.     The Note.

(a) The Net Investment of the Lenders hereunder shall be evidenced by a duly executed promissory note payable to the order of the Deal Agent as agent for the Lenders in substantially the form of Exhibit B hereto (the "Note"). The Note shall be dated the Closing Date and shall be in a principal amount equal to the Facility Amount and shall otherwise be duly completed.

(b) The Deal Agent is hereby authorized to enter on a schedule attached to the Note notations (which may be computer generated) with respect to each Prefunding Deposit made by each Lender hereunder: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of the Deal Agent to make any such notation on the schedule attached to the Note shall not limit or otherwise affect the obligation of the Borrower to repay the Net Investment in accordance with its terms as set forth herein.

Section 2.05. Optional Principal Repayments. On any Business Day before the Termination Date (but not more frequently than once per calendar week), the Borrower shall have the right to prepay all or any portion of the Net Investment, in conjunction with a Warehouse Transfer, a Securitization or other release of Receivables by the Deal Agent pursuant to this Section, and to require the release of the security interest in and lien on the related Contracts and Receivables in conjunction with such prepayment. It shall be a condition precedent to any such prepayment of the Net Investment that: (i) the amount prepaid is at least $5,000,000 or integral multiples of $100,000 in excess thereof (unless otherwise agreed to in writing by the Deal Agent); (ii) in addition to any other amount paid pursuant to this Section, the Borrower shall pay to VFCC and the Investors, as applicable, an additional amount equal to the amount necessary to cause the Net Asset Test to be satisfied after giving effect to the proposed release; (iii) the Borrower shall deposit an amount equal to Excess Carrying Costs and Aggregate Unpaids into the Collection Account; (iv) the Borrower shall have given the Deal Agent and the Insurer at least seven days' prior written notice of its intention to request release with respect to such Contracts and Receivables which shall be irrevocable; (v) after giving effect to such release the amount on deposit in the Reserve Account shall be at least equal to the Required Reserve Account Amount; (vi) the Borrower certifies that following such prepayment, the Borrower will be in compliance with the provisions of this Agreement; (vii) no such reduction shall take effect unless the Borrower has complied with the terms of any Hedging Agreement requiring one or more Hedging Transactions be terminated in whole or in part as a result of any such reduction and provisions for the payment of Hedging Breakage Costs shall have been made; (viii) with respect to any Receivables released by a partial prepayment, the Borrower certifies that, in identifying and/or selecting such Receivables, the procedures utilized by it were consistent with standard selection criteria and prior practice and were not adverse to the interests of the Secured Parties; and (ix) all amounts due and owing to the Insurer shall have been paid in full. The Net Investment will be reduced by the sum of (i) the amount deposited into the Collection Account pursuant to clause (ii) of the preceding sentence and (ii) any other amounts remitted to the Collection Account by the Borrower in excess of the amounts required to be remitted by it pursuant to this Section and such amounts will be treated as Principal Receipts.

         The Deal Agent shall provide prompt notice to the Lenders and the Liquidity Agent following receipt of any notice of intent to prepay. Upon the deposit to the Collection Account and the payment by the Borrower of the amounts described in this Section, the Deal Agent shall execute and deliver to the Borrower, at the Borrower's expense, such documents or instruments as are necessary to terminate the Deal Agent's interest in the Receivables and the Contracts related thereto. Any such documents shall be prepared by or on behalf of the Borrower.

Section 2.06.     Interest Payments.

(a) Interest shall accrue on the Net Investment during each Settlement Period at the applicable Interest Rate. The Borrower shall pay Interest on the Net Investment until the date that the Net Investment is reduced to zero. Interest shall accrue during each Settlement Period and be payable on each Remittance Date as described in Section 4.06, unless earlier paid pursuant to (i) a prepayment in accordance with Section 2.05 or (ii) a repayment in accordance with Section 2.07.

(b) The Deal Agent shall determine the CP Rate and Interest (including unpaid Interest and fees, if any, due and payable on a prior Remittance Date) to be due on each Remittance Date in respect of the Borrower for each Settlement Period and shall advise the Borrower of the Interest by the second Business Day preceding the Determination Date relating to such Settlement Period.

(c) Notwithstanding any other provision of this Agreement or the other Transaction Documents, if at any time the rate of interest payable by any Person under the Transaction Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had applicable law not limited the interest rate so payable. In no event shall the total interest received by a Lender under this Agreement and the other Transaction Documents exceed the amount which such Lender could lawfully have received, had the interest due been calculated since the Closing Date at the Maximum Lawful Rate.

(d) The Deal Agent agrees to exercise its discretion in choosing the Alternative Rate such that any time Interest is calculated based upon the Alternative Rate, such rate shall be the lesser of the Adjusted LIBOR Rate and the Base Rate to the extent available pursuant to the terms of this Agreement.

Section 2.07.  Mandatory  Payments and  Prepayments.  The  Borrower,  subject to
Section 12.13, promises to pay to:

(a)      the Deal Agent, for the respective accounts of the Secured Parties:

(i) on the Termination Date, the Net Investment in full in the manner and priorities provided in Section 4.06;

(ii) all payments and prepayments made pursuant to clause (i) shall be accompanied by payment of amounts that may be due pursuant to Sections
         2.09 or 9.01;

(b) all other amounts required to be paid by the Borrower on any Remittance Date in the manner and priorities set forth in Section 4.06.

Section 2.08.     Payments, Computations, Etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:30 p.m. (Charlotte, North Carolina time) on the day when due in lawful money of the United States in immediately available funds to the Deal Agent's Account. Except as otherwise provided in the definition of the term "Interest Rate," the Borrower shall, to the extent permitted by law, pay to each Lender interest on all amounts not paid or deposited when due hereunder at 1% per annum above the Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the Maximum Lawful Rate. All computations of interest and all computations of the Interest Rate and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c) All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement. Promptly following the Facility Termination Date, the Deal Agent shall mark the Note "Paid" and return it to the Borrower.

Section 2.09. Breakage Costs. The Borrower shall pay to the Deal Agent for the account of each Lender, upon the written request of the Liquidity Agent or Deal Agent, such amount or amounts as shall compensate any Lender for any loss, cost or expense (but excluding lost profits) incurred by such Lender (as reasonably determined by such Lender) as a result of failure of the Borrower to give the Deal Agent at least seven days notice of any prepayment of the Net Investment (and interest thereon) (collectively, the "Breakage Costs"). The determination by a Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower and shall be conclusive absent manifest error.

Section 2.10.     Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by a Lender or any affiliate thereof (each, an "Affected Party") with any guideline or request from any central bank or other governmental agency or authority (whether or not having the force of law), shall (A) subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to the Net Investment, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Federal Reserve Board, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting the Net Investment or a Lender's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within 30 days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within 30 days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(c) If as a result of any event or  circumstance  similar to those  described in
Section 2.10(a) or 2.10(b), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of the Net Investment, then within 30 days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it.

(d) In determining any amount provided for in this Section, an Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

(e) If a Lender shall notify the Deal Agent that a Eurodollar Disruption Event as described in clause (i) of the definition of "Eurodollar Disruption Event" has occurred, the Deal Agent shall in turn so notify the Borrower, whereupon the portion of the Net Investment in respect of which Interest accrues at a rate based upon the LIBOR Rate shall immediately begin to accrue Interest at the Base Rate.

Section 2.11.     Taxes.

(a) All payments made by the Borrower in respect of the Net Investment and all payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Borrower shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to each Lender or the Deal Agent (as the case may be) will be increased (such increase, the "Additional Amount") such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to Taxes related to the net income or franchise taxes imposed on a Lender or the Deal Agent, respectively, with respect to payments required to be made by the Borrower or Deal Agent under this Agreement, by a taxing jurisdiction in which such Lender or Deal Agent is organized or is paying taxes as of the Closing Date (as the case may be). If a Lender or the Deal Agent pays any Taxes in respect of which the Borrower is obligated to pay Additional Amounts under this Section, the Borrower shall promptly reimburse such Lender or Deal Agent in full.

(b) The Borrower will indemnify each Lender and the Deal Agent for the full amount of Taxes in respect of which the Borrower is required to pay Additional Amounts (including, without limitation, any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Lender or the Deal Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that the Lender or Deal Agent making a demand for indemnity payment hereunder shall provide the Borrower, with a certificate from the relevant taxing authority or from a Responsible Officer of such Lender or the Deal Agent stating or otherwise evidencing that such Lender or the Deal Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date the Lender or the Deal Agent (as the case may be) makes written demand therefor.

(c) Within 30 days after the date of any payment by the Borrower of any Taxes pursuant to this Section, the Borrower will furnish to the Deal Agent, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

(d) If a Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Lender shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Borrower, with a copy to the Deal Agent, (i) within 15 days after the date hereof, or, if later, the date on which such Lender becomes a Lender hereof two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form W-8ECI or Form W-8BEN (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section, two copies (or such other number as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Borrower to make payments hereunder for the account of such Lender, without deduction or withholding of United States federal income or similar Taxes.

(e) For any period with respect to which a Lender or the Deal Agent has failed to provide the Borrower with the appropriate form, certificate or statement described in Section 2.11(d) (other than if such failure is due to a change in law occurring after the date of this Agreement), the Deal Agent or such Lender, as the case may be, shall not be entitled to indemnification under Sections 2.11(a) or 2.11(b) with respect to any Taxes.

(f) Within 30 days of the written request of the Borrower therefor, the Deal Agent and the applicable Lender, as appropriate, shall execute and deliver to the Borrower such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Borrower in applying for refunds of Taxes remitted hereunder; provided, however, that the Deal Agent and such Lender shall not be required to deliver such certificates, forms or other documents if in their respective sole discretion it is determined that the deliverance of such certificate, form or other document would have a material adverse affect on the Deal Agent or Lender and provided further, however, that the Borrower shall reimburse the Deal Agent or Lender for any reasonable expenses incurred in the delivery of such certificate, form or other document.

(g) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of the Net Investment, the Lenders are required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this Section, then within ten days after demand by the Lenders, the Borrower shall pay to the Lenders such additional amount or amounts as may be necessary to reimburse the Lenders for any amounts paid by them.

                                 ARTICLE Three


                                    SECURITY

Section 3.01.     Collateral.

(a) As security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby grants to the Deal Agent, on behalf of the Secured Parties, a first priority perfected security interest in the Collateral.

(b) The provisions of Section 3.01(a) do not constitute and are not intended to result in a creation or an assumption by the Deal Agent, the Liquidity Agent or any Secured Party of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding,
(i) the exercise by the Deal Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral and (ii) none of the Deal Agent, the Liquidity Agent or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Deal Agent, the Liquidity Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 3.02.     Release of Collateral; No Legal Title.

(a) The lien created by this Agreement in favor of the Deal Agent, as agent for the Secured Parties, with respect to the Collateral shall terminate with respect to all of the Collateral, on the Facility Termination Date. In each case, upon the request of, and at the expense of the Borrower, the Deal Agent shall execute and deliver proper documents acknowledging such release, including, without limitation, executing and delivering to the Borrower such UCC termination statements as may be required to terminate the financing statements filed pursuant to the Transaction Documents.

(b) The Deal Agent on behalf of the Secured Parties will not, except as may result from the exercise of its remedies hereunder, have legal title to any part of the Collateral on the Facility Termination Date and will have no further interest in or rights with respect to the Collateral.

Section 3.03.   Protection of Security Interest; Deal Agent as Attorney-in-Fact.

(a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Deal Agent may deem necessary, to perfect, protect or more fully evidence the security interest granted to the Deal Agent, as agent for the Secured Parties, in the Collateral, or to enable the Deal Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, the Borrower will, upon the reasonable request of the Deal Agent, in order to accurately reflect the security interest of the Deal Agent in the Collateral, execute and file such financing or continuation statements or amendments thereto or assignments as may be requested by the Deal Agent and mark its records so as to indicate the Deal Agent's security interest in the Receivables, the related Contracts, the Collections and the Related Security with respect thereto. At the Deal Agent's reasonable request, the Borrower agrees that it shall take all actions necessary to cause UAC and the Seller to similarly mark its records to reflect the sale of the Receivables and the Contracts to the Borrower and the Deal Agent's security interest in the Receivables, the related Contracts, the Collections and the Related Security with respect thereto. The Borrower shall, at its own expense obtain such additional search reports as the Deal Agent shall reasonably request. To the fullest extent permitted by applicable law, the Deal Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Borrower's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Borrower shall neither change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the Relevant UCC) nor relocate its chief executive office or any office where records are kept unless it shall have: (i) given the Deal Agent and the Insurer at least 30 days prior notice thereof and (ii) prepared at the Borrower's expense and delivered to the Deal Agent all financing statements, instruments and other documents necessary to preserve and protect the Collateral or requested by the Deal Agent or the Insurer in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of the Borrower. On the second Business Day after the end of each Settlement Period, if requested by the Deal Agent by the last Business Day of such Settlement Period, the Borrower shall deliver to the Deal Agent an updated Schedule of Contracts as of the last day of such Settlement Period (giving effect to any releases by the Deal Agent pursuant to Sections 2.05 and 3.04).

(b) If the Borrower fails to perform any of its obligations hereunder after five Business Days' notice from the Deal Agent, the Deal Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Deal Agent's or such Secured Party's reasonable costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article Nine. The Borrower irrevocably authorizes the Deal Agent and appoints the Deal Agent as its attorney-in-fact to act on behalf of the Borrower, (i) to execute on behalf of the Borrower and to file financing statements necessary or desirable in the Deal Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral, as a financing statement in such offices as the Deal Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

Section 3.04. Payments on Receivables; Application of Payments. If, on any day:

(a) the Outstanding Balance of a Receivable is either (i) reduced as a result of any defective, rejected or returned goods or services, any cash discount, credit, rebate, allowance or other dilution factor, any billing adjustment or other adjustment, or (ii) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction);

(b) any of the representations or warranties in Sale and Purchase Agreement I, Sale and Purchase Agreement II or Article Six is no longer true with respect to a Receivable;

(c)      a Receivable becomes a Defaulted Receivable;

then, in any such event, the Deal Agent shall, at the direction of the Borrower, release its security interest in, and Lien on, such Receivable and the related Contract; provided, that if immediately after such release the Net Asset Test would not be satisfied, then as a condition precedent to such release the Borrower shall deposit into the Collection Account an amount equal to the amount which, if applied to the reduction of the Net Investment, would cause the Net Asset Test to be satisfied immediately after such release. All amounts deposited into the Collection Account pursuant to the foregoing sentence will be treated as Principal Receipts and shall be applied pursuant to Section 4.06.

                                  ARTICLE Four

                           ADMINISTRATION AND ACCOUNTS

Section 4.01.     Servicer.

(a) The administration and servicing of the Receivables, Contracts and Financed Vehicles shall be conducted by the Servicer under the Servicing Agreement. UAC shall serve as initial Servicer under the Servicing Agreement and agrees to perform the duties and obligations of the Servicer contained therein and in the other Transaction Documents until such time as a successor Servicer has accepted an appointment under the Servicing Agreement in accordance with the terms thereof. UAC hereby makes, as of the Closing Date, to the Deal Agent, as agent for the Secured Parties, each representation and warranty made by it (in its individual capacity or as Servicer) in the Servicing Agreement, and each such representation and warranty is hereby incorporated herein by this reference.

(b) The Servicer will administer and service, or cause to be administered and serviced, the Receivables, Contracts and Financed Vehicles upon the terms and conditions set forth in the Servicing Agreement.

(c) The occurrence of any of the following events shall constitute a Servicer Default unless waived in writing by the Insurer, or, if an Insurer Default has occurred, the Deal Agent:

(i) (A) failure by the Servicer to deliver to the Deal Agent or the Insurer the Settlement Statement for the related Settlement Period, that continues unremedied for a period of one Business Day after the earlier to occur of (1) discovery by a responsible senior officer of the Servicer, or (2) the date on which written notice has been received by a senior officer of the Servicer or (B) any failure by the Servicer to make a payment, transfer or deposit, or deliver to the Deal Agent any proceeds or payment required to be so delivered under the terms of the Note, this Agreement, the Servicing Agreement or any of the other Transaction Documents to which it is a party within one Business Day of the due date;

(ii) failure on the part of the Servicer to duly observe or perform any other covenants or agreements of the Servicer set forth in any of the Transaction Documents to which the Servicer is a party, which failure
         (A)would have an adverse effect on the rights or interests of the Insurer, the Lenders, the Deal Agent or the Collateral and (B) continues unremedied for a period of 30 days after the Servicer has actual knowledge of such failure;

(iii) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(iv) consent by the Servicer to the appointment of a Trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer of or relating to substantially all of its property, or the Servicer shall admit in writing its inability to pay its debts generally as they become due, filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, making by the Servicer of an assignment for the benefit of its creditors, or the voluntarily suspension by the Servicer of payment of its obligations;

(v) any representation, warranty or certification made by the Servicer in any Transaction Document to which it is a party in its capacity as Servicer, or in any certificate delivered pursuant to any Transaction Document to which it is a party in its capacity as Servicer, proves to have been incorrect when made, which (i) would have a material adverse effect on the rights of the Lenders, the Insurer or the Collateral, respectively, and (ii) if capable of cure, continues uncured for a period of 30 days;

(vi) the occurrence of a material exception in any Servicing Audit which may have a material adverse effect on the Lenders or the Insurer or the Collateral, in the reasonable opinion of the Insurer;

(vii) the Net Yield as of any Determination Date is less than 2.00% during a Settlement Period in which the Net Investment is greater than zero each day of such Settlement Period; or

(viii) the failure to pay by the Servicer trade payables within 45 days of the date due or the default and failure to cure within 10 days by the Servicer in the payment of any other amount due of any obligation, collectively in excess of $1 million outstanding at any one time, other than any items in dispute; or

(ix)     an "Event of Default" under the Servicing Agreement.

         The Servicer shall provide to the Insurer and the Deal Agent prompt notice of any Servicer Default or Potential Servicer Default. If a Servicer Default shall not have been remedied, the Insurer, or upon the occurrence of an Insurer Default, the Deal Agent, by notice then given in writing to the Servicer, may terminate all (but not less than all) of the rights and obligations of the Servicer in and to the Receivables and proceeds thereof. As promptly as possible after the Insurer gives such notice (i) the Insurer shall, in its sole and absolute discretion, appoint a successor Servicer or (ii) at the direction of the Insurer and in consideration of reasonable market-based compensation not to exceed $50,000, the Deal Agent shall use its best efforts to secure a successor Servicer satisfactory to the Insurer to service the Receivables in accordance with the Transaction Documents. Any obligation of the Deal Agent to assist in securing a successor Servicer hereunder shall not be construed as an obligation of the Deal Agent to assume any of the obligations or responsibilities of the Servicer with regard to the Receivables. Upon the occurrence of a Insurer Default, if the Deal Agent gives the Servicer a notice of termination pursuant to this Section, the Deal Agent shall, in its sole and absolute discretion, appoint a successor Servicer.

         Upon the occurrence of a Servicer Default and the termination of the Servicer, the Servicer shall continue to perform its functions as Servicer until the date specified in the termination notice or, if no such date is specified therein, the date of the Servicer's receipt of such notice, at which time all rights, powers, duties, obligations and responsibilities of the Servicer under this Agreement so terminated with respect to the Receivables shall, as applicable, vest in and be assumed by the successor Servicer appointed hereunder. During the continuance of a Servicer Default, at the request of the Insurer, or after an Insurer Default, at the request of the Deal Agent, the Servicer shall promptly deliver to the Insurer or a backup servicer designated by the Insurer or the Deal Agent, as applicable, all material, data, backup files, software (non exclusive right to limited use) and other information on the Receivables that the Servicer possesses that is necessary to the collection of the Receivables by any successor Servicer without the participation of the Servicer and, upon termination of the Servicer, shall promptly deliver all such material, data, backup fines, software and other information to the successor Servicer appointed as provided herein.

Section 4.02. Books and Records. The Servicer shall maintain accurate and complete accounts, records and computer systems pertaining to the Collateral. Such accounts, records and computer systems shall be maintained in accordance with the requirements of the Servicing Agreement and this Agreement.

Section 4.03. Appointment to Act as Borrower's Agent. The Borrower hereby appoints the Servicer as its agent for the purpose of causing the repayment and prepayment of the Net Investment as required or permitted pursuant Section 4.06. The Borrower irrevocably agrees that (i) the Borrower shall be bound by all actions of the Servicer taken pursuant to the preceding sentence, (ii) the Deal Agent is authorized to accept submissions, determinations, selections, specifications, transfers, notices, requests, demands and payments from the Servicer on behalf of the Borrower and (iii) the execution and delivery by the Servicer to the Deal Agent of any notice, request, demand or similar item or the taking by the Servicer of any other action described in this Section shall be deemed conclusive evidence, as between the Borrower and the Deal Agent, of the Servicer's authority to execute and deliver such notice, request, demand or similar item or take such other action on behalf of the Borrower hereunder.

Section 4.04. Delivery of Certain Reports. On or before each Determination Date, the Servicer shall prepare and provide to the Deal Agent and the Insurer, (i) a Settlement Statement as of the end of the preceding Settlement Period, (ii) if reasonably requested by the Deal Agent or the Insurer with one Business Day's prior notice, a computer tape listing by Obligor all Receivables, together with an aging of such Receivables and (iii) such other information as the Deal Agent or the Insurer may reasonably request. The Deal Agent shall provide to the Borrower, two Business Days prior to each Determination Date, a monthly settlement statement containing information relating to the amount of each obligation of the Borrower which comprises Interest and fees due and payable for the most recent Settlement Period and the amount of earnings in all related accounts for such Settlement Period.

Section 4.05.     Establishment of Accounts; Investment of Funds.

(a) There shall be established at First Union as Collateral Agent on the Closing Date and maintained, for the benefit of the Deal Agent on behalf of the Secured Parties, in each case bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Deal Agent on behalf of the Secured Parties, the following segregated accounts in the name of the Collateral Agent for the benefit of Deal Agent on behalf of the Secured Parties, a collection account (the "Collection Account"), prefunding account (the "Prefunding Account"), a prefunding interest reserve account (the "Prefunding Interest Reserve Account"), a yield supplement account (the "Yield Supplement Account") and a reserve account (the "Reserve Account"). Subject to the terms hereof, the entity at which each Account is located shall possess all right, title and interest in and to all funds deposited from time to time in the related Account and such Account will be maintained at an Eligible Institution. If the Eligible Institution holding an Account shall cease to be an Eligible Institution, the Deal Agent shall have the right to direct the transfer of the Account to an Eligible Institution.

(b) Funds on deposit in the Collection Account and Prefunding Account shall be invested in overnight Eligible Investments and funds on deposit in the Prefunding Interest Reserve Account, Reserve Account and Yield Supplement
Account shall be invested in Eligible Investments, in each case by or at the written direction of the Borrower; provided, that if a Termination Event shall have occurred, such investments shall be made as directed by the Deal Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

(c) Each entity at which an Account is located agrees that it shall not accept for credit to such Account any investment as to which it has knowledge of any Adverse Claim thereto. Each entity at which an Account is located hereby agrees (and any other Securities Intermediary holding an Account shall so agree) to comply with all Entitlement Orders received by it with respect to the related Account from the Deal Agent.

(d) Without the prior consent of the Borrower, no Eligible Investment may be liquidated or disposed of prior to its maturity. All proceeds of any such Eligible Investment shall be deposited in the related Account. Investments may be made in each Account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such Account on such date. Realized losses, if any, on amounts invested in such Eligible Investments shall be charged against investment earnings on amounts on deposit in the related Account. The Borrower shall provide the Deal Agent and the Collateral Agent on the Closing Date and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Borrower that is authorized to provide instructions relating to investments in Eligible Investments in the Accounts.

(e) Eligible Investments shall be maintained in the Accounts in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Deal Agent on behalf of the Secured Parties. Each entity at which an Account is located agrees (and any other Securities Intermediary holding an Account shall so agree) that it shall not agree to comply with Entitlement Orders with respect to such Account given to it by any Person other than the Deal Agent.

Section 4.06. Collections; Collection Account; Allocation of Available Funds; Draws on Policy.

(a) The Servicer shall instruct all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. The Servicer shall not add any bank as a Lock-Box Bank to those listed on Exhibit G without the consent of the Deal Agent and the Insurer, which consent shall not be unreasonably withheld. The Servicer shall not terminate any bank as a Lock-Box Bank unless the Deal Agent and the Insurer shall have received 30 days' prior notice of such termination. If the Borrower or the Servicer receives any Collections, the Borrower or the Servicer, as applicable, shall immediately, but in any event within two Business Days of receipt, remit such Collections to a Lock-Box Account.

(b) The Servicer shall remit daily from the Lock-Box Account, within two Business Days of receipt, to the Collection Account all Collections. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be considered to be Collections and shall be distributed hereunder as such.

(c) On each Remittance Date, the Servicer shall allocate all Available Funds on deposit in the Collection Account and, if the Net Investment equals zero, any Principal Receipts allocable hereunder pursuant to Section 4.06(d), in the following amounts and order of priority:

(i) to repay any amounts due under a Hedging Agreement or Hedging Transaction pro rata in accordance with amounts due thereunder;

(ii) to the Servicer, (if the Servicer is not UAC) the fees, expenses and other Carrying Costs due to such Servicer;

(iii) to the Collateral Agent, the fees and other expenses due to such Collateral Agent;

(iv)     to the Deal Agent, for the Lenders, accrued but unpaid Interest;

(v)      to the Deal Agent, Program Fees;

(vi)     to the Deal Agent, Facility Fees not to exceed the Facility Fee Cap;

(vii) to the Deal Agent, for the ratable payment to each Affected Party, the Capped Costs;

(viii) to the Deal Agent, for the Lenders, to be applied in reduction of the Net Investment, to bring the Net Asset Test into compliance;

(ix) to the Insurer, the aggregate amount of any previously unreimbursed draws on the Policy, plus accrued interest thereon at the rate provided in the Insurance Agreement;

(x) to the Insurer, the Premium, including any overdue Premium, accrued interest thereon plus any amounts owed under the Policy or the Insurance Agreement (other than those described in clause (ix) above);

(xi) to the Reserve Account, to the extent necessary to cause the amount on deposit therein to equal the Required Reserve Account Amount;

(xii) to the Yield Supplement Account, to the extent of any amounts previously withdrawn therefrom and not previously reimbursed to the credit of the Yield Supplement Account (to the extent the Deal Agent maintains an interest in the related Receivables);

(xiii)   to the Servicer (if the Servicer is UAC), the Servicing Fee;

(xiv) after the Termination Date, to the Deal Agent, for the ratable payment to the Lenders on an equal basis of priority, an amount necessary to reduce the Net Investment to zero;

(xv) to the Deal Agent, (i) the excess of (A) the Facility Fees over (B) the Facility Fee Cap and, (ii) for the ratable payment to each Affected Party, the excess of (A) the sum of Increased Costs and the Additional Amounts over (B) the Capped Costs;

(xvi) any remaining Available Funds and Principal Receipts on deposit in the Collection Account shall be paid to the Borrower.

(d) On each Business Day on which there are Principal Receipts on deposit in the Collection Account, the Deal Agent shall direct the Collateral Agent to, and the Collateral Agent shall, apply and remit all such Principal Receipts on deposit in the Collection Account to the Deal Agent in reduction of the Net Investment until the Net Investment is reduced to zero. On any Remittance Date on which the Net Investment is zero any Principal Receipts on deposit in the Collection Account shall be allocated in the manner and priority set forth in Section 4.06(c).

(e) In the event that Available Funds with respect to any Remittance Date and any withdrawals from the Yield Supplement Account are insufficient to provide for the payment of the amounts described in items (i) though (viii) above, the Collateral Agent at the direction of the Servicer shall make a withdrawal from the Reserve Account in the amount of such deficiency and the proceeds from such withdrawal shall be applied to the required distributions and payments. To the extent that amounts available in the Reserve Account are insufficient to provide for payment of items (iv) through (viii) above and the Borrower fails to make a deposit to the Reserve Account in the amount of such shortfall, the Deal Agent shall make a demand for payment of such amount under the Policy in accordance with its terms. Amounts received under the Policy pursuant to the foregoing sentence shall be applied by the Collateral Agent at the direction of the Servicer to items (iv) through (viii) above. Notwithstanding the foregoing, under no circumstances will the payment on any Remittance Date under the Policy for item (vi) above exceed the Facility Fee Cap. On the Final Scheduled Remittance Date, the Deal Agent shall make a demand under the Policy in accordance with its terms for payment of any unpaid Interest, Program Fees, Facility Fees not to exceed the Facility Fee Cap, Capped Costs and Net Investment.

Section 4.07. Prefunding Interest Reserve Account; Prefunding Interest Reserve Deposits; Interest Reserve Advances; Reimbursements.

(a) On the Business Day preceding each Prefunding Date, the Borrower shall deposit in the Prefunding Interest Reserve Account an amount equal to the product of (i) the Negative Carry for such Prefunding Date, (ii) the principal amount of the Prefunding Deposit to be made on the Prefunding Date and (iii) a fraction, the numerator of which is the number of days from the Prefunding Date through the end of the Settlement Period during which such Prefunding Date occurs and the denominator of which is 360 (such amount with respect to a Prefunding Date, the "Prefunding Interest Reserve Deposit").

(b) On each Remittance Date, the Servicer shall deposit to the Collection Account an amount equal to the Interest Reserve Advance, if any, for such Remittance Date. In the event that, on any Remittance Date, the amount earned over the related Settlement Period on amounts on deposit in the Prefunding Account shall exceed an amount equal to the product of (i) the daily weighted average amount on deposit in the Prefunding Account during the related
Settlement Period, (A) the Targeted Interest Rate and (B) a fraction, the numerator of which is the number of days in the related Settlement Period and the denominator of which is 360, the Collateral Agent, at the written direction of the Servicer, shall release such excess amount from the Prefunding Interest
Reserve Account to the Servicer in reimbursement for previously advanced Interest Reserve Advances or, to the extent no such unreimbursed advances exist, the Servicer shall apply such excess amount as part of Available Funds under
Section 4.06.

(c) On each Remittance Date, all amounts deposited in the Prefunding Interest Reserve Account with respect to the related Settlement Period (together with any earnings on amounts on deposit in the Prefunding Interest Reserve Account during such Settlement Period) shall be deposited in the Collection Account.

Section 4.08.     Yield Supplement Account, Deposits; Withdrawals.

(a) On the day of the initial Prefunding with respect to all Receivables recorded on the Servicer's master servicing records as of such day and on any Business Day thereafter on which a Receivable is recorded on the Servicer's master servicing records, the Borrower shall deposit into the Yield Supplement Account for each such Receivable with respect to which the related Contract provides for interest to accrue thereunder at a rate less than the Minimum Required APR (determined as of the date of such recordation on the Servicer's master servicing records) an amount (each such amount, a "Required Yield Deposit Amount") equal to the product of (i) the number of monthly payments originally required under such Contract and (ii) an amount equal to (A) the scheduled monthly payment on such Contract which would be required to be made by the Obligor there under if such Contract had a rate per annum equal to the Minimum Required APR minus (B) the scheduled monthly payment on such Contract which would be required to be made by the Obligor thereunder if such Contract had a rate per annum equal to the rate set forth in such Contract. Notwithstanding the foregoing, no Required Yield Deposit Amount need be deposited to the Yield Supplement Account until the total amount of all undeposited Required Yield Deposit Amounts equals or exceeds $10,000.

(b) In the event that Available Funds with respect to any Remittance Date are insufficient to provide for the payment of the amounts described in Section 4.06(c)(i) through (viii), the Collateral Agent, at the direction of the Servicer, shall make a withdrawal from the Yield Supplement Account in the amount of such deficiency and the proceeds from such withdrawal shall be applied by the Collateral Agent, at the direction of the Servicer, to the required distributions and payments. On any day on which the Deal Agent, pursuant to
Section 2.05, Section 3.02 or Section 3.04, releases to the Borrower its security interest in a Contract and related Receivable with respect to which the Borrower deposited funds in the Yield Supplement Account pursuant to Section 4.08(a), the amount of such deposit (together with any earnings thereon) less any amounts released from the Yield Supplement Account in accordance with
Section 4.08 shall be released to the Borrower. Upon the occurrence of a Termination Event, all amounts on deposit in the Yield Supplement Account shall be applied by the Servicer as part of Available Funds pursuant to Section 4.06.

Section 4.09.     Reserve Account; Releases.

(a) On each Prefunding Date, the Borrower shall deposit (or cause to be withheld from the Prefunding Deposit) to the credit of the Reserve Account an amount equal to an amount necessary to fund the Reserve Account to the Required Reserve Account Amount. The amount of any Reserve Account Guaranty shall be counted toward the amount of funds available in the Reserve Account.

(b) In the event that on any Remittance Date or day on which a Securitization or Warehouse Transfer occurs after giving effect to Section 4.06(e), the amount on deposit in the Reserve Account (calculated as of the related Determination Date or the date of the Securitization or Warehouse Transfer, as applicable) exceeds the Required Reserve Account Amount, (i) the Collateral Agent, at the written direction of the Servicer provided that no Termination Event shall have occurred, shall release to the Borrower an amount equal to the excess of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and (ii) the Deal Agent shall, if a Termination Event shall have occurred, apply as part of Available Funds pursuant to Section 4.06 the amount on deposit in the Reserve Account.

(c) After the occurrence of the Termination Date, upon the earlier of (i) the day on which the Net Investment is zero, the Secured Parties shall have received all Aggregate Unpaids and all amounts due and owing the Insurer shall have been paid in full and (ii) the day on which the aggregate Outstanding Balance of the Receivables shall be zero, the Deal Agent shall release to the Borrower all amounts on deposit in the Reserve Account.

                                  ARTICLE Five

                      CONDITIONS OF CLOSING AND PREFUNDINGS

Section 5.01. Conditions to Closing. No Lender shall be obligated to make the initial Prefunding, nor shall any Secured Party, the Deal Agent or the Liquidity Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by the Insurer, or the Deal Agent with the consent of the
Insurer:

(a) The Deal Agent shall have received each of the following documents, each of which is dated (unless otherwise indicated) as of the Closing Date, in form and substance satisfactory to the Deal Agent:

                  (i) this Agreement, executed and delivered by the parties hereto;

                  (ii) the Note, executed and delivered by the Borrower;

                  (iii) the Insurance Agreement, executed and delivered by the parties thereto;

                  (iv) the Sale and Purchase Agreement I and the Sale and Purchase Agreement II executed and delivered by the parties thereto;

                  (v) the Servicing Agreement executed and delivered by the parties thereto;

                  (vi) certificate of the Secretary or an Assistant Secretary of each of UAC and the Borrower, in each case certifying:

                  (A) that attached thereto are true and correct copies of the following, each of which is true, correct and complete as of the Closing
                                    Date:

                                    (1)               articles of incorporation,
                                                      including  all  amendments
                                                      thereto, certified as of a
                                                      recent  date,  in the case
                                                      of UAC,  by the  Secretary
                                                      of State  of the  State of
                                                      Indiana,  and, in the case
                                                      of  the  Borrower,  by the
                                                      Secretary  of State of the
                                                      State of Delaware;

                                    (2)               bylaws,    including   all
                                                      amendments thereto; and

                                    (3)               resolutions  of the  Board
                                                      of Directors  authorizing,
                                                      among  other  things,  the
                                                      execution,   delivery  and
                                                      performance     of    each
                                                      Transaction   Document  to
                                                      which UAC or the Borrower,
                                                      as the case  may be,  is a
                                                      party; and

                  (B) the names and the signatures of its officers authorized to sign the Transaction Documents to which UAC or the Borrower, as the case may be, is a party;

                  (vii) Officer's Certificate from each of UAC and the Borrower, certifying that (A) each of the representations and warranties of such party contained in the Transaction Documents to which it is a party are true and correct on and as of the Closing Date as if made on such date, (B) no Termination Event, Potential Termination Event, Servicer Default or Potential Servicer Default exists on the Closing Date and (C) no material adverse change in its condition, financial or otherwise, business, operations, results of operations or properties has occurred which has not been disclosed to the Deal Agent;

                  (viii) UCC, judgment and tax lien search reports for UAC and the Borrower satisfactory to the Deal Agent;

                  (ix) opinions of counsel, addressed to the Lenders and the Insurer, satisfactory to the Deal Agent, as to the following matters:

                  (A)               non-consolidation   in   bankruptcy  of  the
                                    Borrower and the Seller with UAC;

                  (B) true sale of the Receivables from UAC to the Seller and from the Seller to the Borrower;

                  (C) perfection and priority of security interest of the Deal Agent in the Collateral; and

                  (D)               authorization,   execution,   delivery   and
                                    enforceability of the Transaction Documents to which the UAC Entities are parties;

                  (x) the Fee Letter, executed and delivered by the parties thereto;

                  (xi) a Hedging Agreement, executed and delivered by the parties thereto;

                  (xii) such documents, certificates and opinions as to the Servicer as the Deal Agent may reasonably request; and

                  (xiii) such other documents, certificates and opinions as the Deal Agent may reasonably request.

(b) As of the Closing Date, the Deal Agent shall have received (i) satisfactory evidence that each UAC Entity has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer's Certificate from any such entity in form and substance satisfactory to the Deal Agent affirming that no such consents or approvals are required.

(c) As of the Closing Date, the Borrower shall be in compliance in all material respects with all applicable Requirements of Law.

(d) The Borrower shall have paid, or cause to have been paid, all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter to be paid as of the Closing Date, and, subject to any prior agreement among UAC, the Borrower and the Deal Agent, shall have reimbursed each Lender and the Deal Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the legal and other document preparation costs incurred by the Deal Agent and any Lender.

Section 5.02. Conditions Precedent to Prefundings. Each Prefunding (including the initial Prefunding) made pursuant to Section 2.01 shall be subject to the further conditions precedent that:

(a) the Net Investment after giving effect to such Prefunding does not exceed the Facility Amount;

(b) after giving effect to such Prefunding, the Net Asset Test is satisfied;

(c) the Borrower shall have deposited any Required Yield Deposit Amount into the Yield Supplement Account required pursuant to
                  Section 4.08;

(d) the Borrower will have made any deposit into the Prefunding Interest Reserve Account required pursuant to Section 4.07;

(e) the Policy is in full force and effect and no Insurer Default shall have occurred and the Insurer is not rated below "AA" by Standard & Poors;

(f) the amount on deposit in the Reserve Account is not less than the Required Reserve Account Amount (calculated (i) immediately prior to such Prefunding Date and (ii) as if such Prefunding and related Reserve Account deposit shall have been made);

(g) a Potential Termination Event, a Termination Event or the Termination Date has not occurred and is not continuing;

(h) on the related Prefunding Date, a Responsible Officer of the Borrower shall have certified in the related Prefunding Request that:

                  (i) the representations and warranties of the Borrower set forth in Section 6.01 are true and correct on and as of such date, before and after giving effect to such Prefunding and to the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no event has occurred which constitutes a Termination Event or a Potential Termination Event; and

                  (iii) the Borrower is in material compliance with each of its covenants set forth herein;

(i) there has been no change in the condition, financial or otherwise, business, operations, results of operations or properties of the Borrower since the most recent Prefunding Date or, in the case of the initial Prefunding, since the Closing Date;

(j) the making of the Prefunding on such Prefunding Date will not violate any Requirement of Law applicable to any Lender or Investor;

(k) as of the related Prefunding Date, the information contained in the Prefunding Request delivered pursuant to Section 2.01 are true, accurate, complete and correct in all material respects;

(l)               a Hedging Agreement shall be in effect;

(m) the Borrower shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to VFCC, the Deal Agent and the Insurer as each may reasonably request; and

(n) UAC shall not have adopted any change to its Credit and Collection Policy that has been disapproved by the Insurer pursuant to Section 7.01(a)(v).

Section 5.03. Conditions Precedent to Withdrawals from the Prefunding Account. Each withdrawal from the Prefunding Account made pursuant to Section 2.02 shall be subject to the further conditions precedent that:

(a) each of the conditions precedent to the acquisition by the Borrower of each related Receivable under the Sale and Purchase Agreement II shall have been fulfilled in all respects and not waived; and

(b) no event has occurred which constitutes a Termination Event or Potential Termination Event and such withdrawal will not cause a Termination Event or Potential Termination Event.

                                  ARTICLE Six

                         REPRESENTATIONS AND WARRANTIES

Section 6.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows to the Deal Agent, each Secured Party and the Liquidity Agent that:

(a) Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power, legal right and all material governmental licenses, authorizations, consents and approvals required to own or lease its properties and to carry on its business in each jurisdiction in which its business is now conducted.

(b) Due Qualification. The Borrower is duly qualified to do business and is in good standing as a corporation, and has obtained or will obtain all necessary licenses and approvals, in each jurisdiction in which failure to so qualify would have a material adverse effect on its ability to perform its obligations hereunder.

(c) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 3.03), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Borrower or of any indenture, contract, agreement, mortgage, deed of trust, judgment, injunction, order, decree or other instrument binding upon the Borrower or under which it or any of its property is bound, or result in the creation or imposition of any lien on assets of the Borrower (except as contemplated by Section 3.03), or require the consent or approval of, or the filing of any notice or other documentation with, any Governmental Authority or other Person (except as contemplated by Section 3.03).

(d) No Violation. The execution and delivery of this Agreement and each other Transaction Document to which the Borrower is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Borrower.

(e) Binding Effect. Each of this Agreement and the other Transaction Documents and any Warehouse Transfer Agreement to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

(f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Borrower of this Agreement and each other Transaction Document to which it is a party, the performance by the Borrower of the transactions contemplated by this Agreement and each such other Transaction Document, and the fulfillment of the terms hereof and thereof by the Borrower, have been obtained, unless the failure to obtain such shall not materially and adversely affect the Borrower's performance of its obligations under this Agreement and each other Transaction Document to which it is a party.

(g) Perfection. Immediately preceding each Prefunding, the Borrower shall be the owner of all of the Receivables, free and clear of all liens, encumbrances, security interests, preferences or other security arrangement of any kind or nature whatsoever, except as permitted by this Agreement and the other Transaction Documents. On or prior to each Prefunding and each day on which a Receivable is sold to the Borrower by the Seller pursuant to the Sale and Purchase Agreement II or a Warehouse Transfer Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect (i) the Borrower's interest in the Receivables, the Contracts related thereto, the Related Security with respect thereto and all proceeds thereof against all creditors of and purchasers from UAC, the Seller or UAC Finance, and (ii) the Deal Agent's interest in the Collateral against all creditors of and purchasers from the Borrower, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(h) Accuracy of Information. All information heretofore furnished by the Borrower (including without limitation, the Settlement Statements, any reports delivered pursuant to Section 4.04 and UAC's financial statements) to and relied upon by the Deal Agent, the Secured Parties or any of the other Persons party hereto for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to any such Person will be, true and accurate in every material respect, on the date such information is stated or so furnished. All the financial statements have been prepared in accordance with GAAP, consistently applied, but in the case of quarterly financial statements, without footnotes.

(i) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto or in connection herewith is true and correct in all material respects on and as of the Prefunding Date, before and after giving effect to the Prefunding to be made on such date and the application of proceeds therefrom, as though made on and as of such date.

(j) Tax Status. All tax returns (federal, state and local) required to be filed with respect to the Borrower have been filed (which filings may be made by an Affiliate of the Borrower on a consolidated basis covering the Borrower and other Persons) and there has been paid or adequate provision made for the payment of all taxes, assessments and other governmental charges in respect of the Borrower (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns).

(k) Action, Suits. Except as set forth in Exhibit H, there are no proceedings or investigations pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any such other Transaction Document or (iii) seeking any determination or ruling that could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by the Borrower of its obligations under this Agreement or any other Transaction Document to which it is a party.

(l) Use of Proceeds. The proceeds of any Prefunding will be used by the Borrower to (i) acquire the Receivables, the Contracts related thereto and the Related Security with respect thereto pursuant to a Warehouse Transfer Agreement or from the Seller pursuant to the Sale and Purchase Agreement II, (ii) to pay down debt in connection with the purchase of the Receivables and Contracts pursuant to the Sale and Purchase
         Agreement II or Warehouse Transfer Agreement, or (iii) to make distributions constituting a return of capital.

(m) Place of Business. The chief place of business and chief executive office of the Borrower are located at the address of the Borrower indicated in Section 12.02 hereof and the offices where the Borrower keeps all its records, are located at the address(es) described on
         Exhibit I or such other locations in respect of which the Borrower has given the Deal Agent and VFCC notice in accordance with this Agreement.

(n) Good Title. On each day on which a Receivable and related Contract is sold to the Borrower pursuant to a Warehouse Transfer Agreement or by the Seller pursuant to the Sale and Purchase Agreement II, the Deal Agent shall acquire a valid and perfected first priority security interest in each Receivable and related Contract that exists on the date of such sale and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

(o) Tradenames, Etc. As of the date hereof: (i) the Borrower has no subsidiaries or divisions; (ii) the Borrower has no trade names, fictitious names, assumed names or "doing business as" names or other names under which it has done or is doing business; and (iii) within the last five years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

(p) Nature of Receivables. Each Receivable represented by the Borrower as an Eligible Receivable hereunder or in any report, document or instrument delivered hereunder or in connection with the other
         Transaction Documents and any Warehouse Transfer Agreement is an Eligible Receivable at the time of such representation.

(q) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

(r) Not an Investment Company. The Borrower is not an "investment company" or a company "controlled" by an "investment company" or a "principal underwriter" or "promoter" for an "investment company" within the meaning of the Investment Company Act. With respect to the Borrower, the consummation of the transactions contemplated by the Transaction Documents and any Warehouse Transfer Agreement to which the Borrower is a party do not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

(s) ERISA. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) under ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables will exist.

(t) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit G hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Deal Agent). All Obligors have been instructed to make payment to a Lock-Box Account.

(u) Insurance Policies. At the time of the sale of each Receivable and related Contract by Seller to the Borrower pursuant to the Sale and Purchase Agreement II, each Financed Vehicle is required to be covered by physical damage and liability insurance obtained by the related Obligor at least in the amount required by the related Contract, and each such required insurance policy is required to name UAC as loss payee and is required to be in full force and effect.

(v) Consents; Receivable. With respect to each Receivable referenced in clause (p) above, all consents, licenses, approvals, authorizations, registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower in connection with the acquisition of such Receivable by the Borrower have been duly obtained, effected or given and are in full force and effect.

(w) Solvency. At all relevant times prior to, and immediately following the consummation of the transactions contemplated under this Agreement and each other Transaction Document to which it is a party, the Borrower was, is and will be, Solvent.

(x) Selection Procedures. No procedures that could be adverse to the interests of the Secured Parties were utilized by the Borrower in identifying and/or selecting the Receivables that were funded by a Prefunding except to the extent resulting from the Eligible Receivable criteria.

(y) Exchange Act Compliance. No proceeds of any Prefunding will be used by the Borrower to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(z) Separate Entity. The Borrower is operated as an entity with assets and liabilities distinct from those of UAC and any affiliate thereof (other than the Borrower), and the Borrower hereby acknowledges that the Secured Parties are entering into the transactions contemplated by this Agreement in reliance upon the Borrower's identity as a separate legal entity from UAC and from each such other affiliate of UAC.

(aa) Security Interest; True Sale. The provisions of Section 3.01 are effective to grant a first priority security interest in the Collateral to the Deal Agent, as agent for the Secured Parties, to secure payment and performance of the Obligations. On or before the Closing Date, the Deal Agent, as agent for the Secured Parties, will have a first priority perfected security interest in the Collateral. The Borrower accounts for the transfer to it from the Seller of the Receivables and all proceeds thereof as a sale thereof in its books, records and financial statements, consistent with GAAP and with the requirements set forth herein.

(bb) No Prohibition On Transfer. The Borrower has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

(cc) All Filings Made. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Deal Agent, as agent for the Secured Parties, a first priority perfected security interest in the Collateral and the proceeds thereof have been made, taken or performed.

(dd) No Impairment. Except as otherwise contemplated by the Transaction Documents, it has not done anything to convey any right to any Person that would result in such Person having a right to payments due under any portion or all of the Collateral or otherwise to impair the rights of any Secured Party or the Deal Agent in any of the Collateral or the proceeds thereof.

(ee)     No Subsidiaries.  The Borrower has no subsidiaries.

         The representations and warranties set forth in this Section shall survive the pledge of the Collateral to the Deal Agent as agent for the Secured Parties. Upon discovery by the Borrower, the Deal Agent, any Secured Party, the Liquidity Agent or VFCC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

ARTICLE Seven

                        GENERAL COVENANTS OF THE BORROWER

Section 7.01. Covenants of Borrower and UAC. The Borrower and UAC, as applicable, hereby covenants that until the date on which all Obligations have been indefeasibly paid in full:

(a) Financial Reporting. The Borrower and UAC each will maintain, for itself and each subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and UAC (or, in the case of clauses (iii) and (iv), the Borrower) will furnish to the Deal Agent and the Insurer:

         (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, audited financial statements, prepared in accordance with GAAP on a consolidated basis for itself and its subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an audit report of a nationally recognized firm of independent certified public accountants (or such other firm of independent certified public accountants acceptable to the Deal Agent and the Insurer) which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of UAC and its Affiliates at the dates indicated and the results of their operations and their cash flow for the periods indicated is in conformity with GAAP and that the examination had been made in accordance with generally accepted auditing standards.

         (ii) Quarterly Reporting. Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Affiliates, consolidated unaudited balance sheets as of the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

         (iii) Compliance Certificate. Concurrently with the delivery by UAC of the financial statements required hereunder, a compliance certificate signed by its president or vice president stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

         (iv) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the president or vice president of the Borrower setting forth details of such Termination Event or Potential Termination Event and the action which the Borrower proposes to take with respect thereto.

         (v) Change in Credit and Collection Policy. Within three days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment. Any material change in the Credit and Collection Policy shall be deemed disapproved by the Insurer as of the time and date that (i) the Insurer gives notice of such disapproval or (ii) the Insurer has not approved such change and ten days have passed since the date on which UAC is required to provide the Insurer with notice of such change. Any approval by the Insurer shall be final.

         (vi) Credit and Collection Policy. Upon request by the Deal Agent or any Secured Party, a complete copy of the Credit and Collection Policy then in effect.

         (vii) Blue Book. Within 45 days after the close of the quarterly period of each of its fiscal years, a copy of the UAC Quarterly Statistical Update (a/k/a/UAC's "blue book").

         (viii) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Borrower, UAC or any ERISA Affiliate of the Borrower or UAC files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower, UAC or any ERISA Affiliates of the Borrower or UAC receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

         (ix) Other Information. Such other information (including non-financial information) as the Deal Agent, the Collateral Agent or any Secured Party may from time to time reasonably request.

(b) Conduct of Business. The Borrower will and UAC will (i) carry on and conduct its business in substantially the same manner and in substantially the same or related fields of enterprise (including, in the case of UAC, consumer finance activities) as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c) Compliance with Laws. The Borrower will and UAC will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

(d) Furnishing of Information and Inspection of Contract Documents. The Borrower will furnish to the Deal Agent and the Secured Parties from time to time such information with respect to the Receivables as the Deal Agent or any Secured Party may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. Upon at least two Business Days' prior notice, the Borrower and UAC will during regular business hours permit the Deal Agent or any Secured Party, or their agents or representatives, (i) to examine and make copies of and abstracts from all Contract Documents and (ii) to visit the offices and properties of the Borrower and UAC for the purpose of examining such Contract Documents, and to discuss matters relating to Receivables or the Borrower's or UAC's performance hereunder or under the Sale and Purchase Agreement I, the Sale and Purchase Agreement II, or the Servicing Agreement with any of the officers, employees or independent public accountants of the Borrower or UAC having knowledge of such matters.

(e) Keeping of Records and Books of Account. The Borrower and UAC (consistent with its role as Servicer) will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Borrower and UAC will give the Deal Agent, the Insurer and Standard & Poor's notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(f) Performance and Compliance with Receivables and Contracts. The Borrower and UAC will at their expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

(g) Credit and Collection Policies. UAC will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(h) Collections. The Borrower and UAC shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

(i) Collections Received. The Borrower and UAC shall hold in trust, and deposit, immediately, but in any event not later than two Business Days of its receipt thereof, to a Lock-Box Account all Collections received from time to time by them.

(j) Corporate Documents. The Borrower shall only amend, alter, change or repeal Articles III, IV, V, VI and XI of its certificate of incorporation as in effect on the date hereof with the prior written consent of the Deal Agent.

(k) No Sales, Liens, Etc. Except in conjunction with a Year-End Transfer or as otherwise provided herein, neither the Borrower nor UAC will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any Receivable or related Contract, or upon or with respect to any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

(l) No Extension or Amendment of Receivables. Except as otherwise permitted in the Servicing Agreement, Credit and Collection Policy or as required by law, neither the Borrower nor UAC will extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(m)      No  Change in  Business,  Credit  and  Collection  Policy or  Servicing
         Agreement. Neither the Borrower nor UAC shall, without the prior written consent of the Deal Agent and the Insurer, make any change in the character of its business, in the Credit and Collection Policy or in the Servicing Agreement, which change would, in either case (i) impair the collectibility of any Receivable or (ii) change the write-off policy in effect as of the Closing Date with respect to the Receivables and the Contracts.

(n) Sale of Assets, Etc. Neither the Borrower nor UAC will sell, lease or transfer all or substantially all of its assets to any other person; provided, however, that no such sale shall be deemed to occur solely as a result of a Year-End Transfer, a Take-Out or solely as a result of the sale of Contracts and related Receivables which are released to the Borrower pursuant to Section 2.05.

(o) Change in Payment Instructions to Obligors. Neither the Borrower nor UAC nor the Servicer will add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit G hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Deal Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto.

(p) Change of Name, Etc. The Borrower will not move, or consent to the Servicer moving, the Contract Documents without 30 days' prior written notice to the Deal Agent and the Insurer and will not change its name, identity or structure or its chief executive office, unless at least 30 days prior to the effective date of any such change the Borrower delivers to the Deal Agent UCC financing statements, executed by the Borrower necessary to reflect such change and to continue the perfection of the Deal Agent's security interest in the Receivables.

(q) No Mergers, Etc. Neither the Borrower nor UAC will (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person, unless (A) the Borrower or UAC, respectively, is the surviving entity or (B) such sale or transfer constitutes a Year-End Transfer.

(r) Sale Treatment. Neither the Borrower, UAC nor the Seller will account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Sale and Purchase Agreement I and Sale and Purchase Agreement II in any manner other than as a sale of Receivables by the Seller to the Borrower.

(s) Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any indebtedness, whether current or funded, or other liability whatsoever other than (i) indebtedness of the Borrower representing fees, expenses and indemnities arising hereunder or under the Sale and Purchase Agreement II for the purchase price of the Receivables under the Sale and Purchase Agreement II, (ii) obligations incurred under this Agreement, (iii) liabilities incident to the maintenance of its corporate existence in good standing, (iv) as contemplated in the Transaction Documents and any Warehouse Transfer Agreement and (v) other Indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,500 at any time outstanding.

(t) Security Interests. Except as contemplated in this Agreement and the other Transaction Documents, the Borrower will not sell, pledge, assign or otherwise transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, or any portion or all of the Collateral hereunder without the prior written consent of the Deal Agent. The Borrower shall, or shall cause the Deal Agent to, in the normal course of its or the Deal Agent's business, cause any such Lien to be removed or released. The Borrower will promptly notify the Deal Agent of the existence of any Lien on the Collateral upon the Borrower's knowledge of the same and the Borrower shall defend the right, title and interest of the Deal Agent, as agent for the Secured Parties, in to and under any part of the Collateral, against all claims of third parties; provided, however, that nothing in this Section 7.01(u) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any portion or all of the Collateral.

(u) Agreements; Modifications. The Borrower shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement or other undertaking, except this Agreement and the other Transaction Documents and any Warehouse Transfer Agreement to which it is a party, or amend or modify the provisions of its articles of incorporation, bylaws or any Transaction Documents and any Warehouse Transfer Agreement, without the prior written consent of the Deal Agent and the Insurer, or issue any power of attorney except to the Servicer in connection with the duties of the Servicer under this Agreement and to the Deal Agent.

(v) Amendments; Modifications. The Borrower shall not agree to permit to occur or execute any amendment, modification, waiver or restatement to any Transaction Documents or to any provision thereof without the prior written consent of the Deal Agent and the Insurer which, for any such modification or amendment made to cure any ambiguity, correct or supplement any provision in such Transaction Document that may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such agreement that are not inconsistent with the provisions of the agreement, shall not be unreasonably withheld.

(w) Activities; Separate Corporate Existence and Business. The Borrower shall:

         (i) not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not incidental to the transactions contemplated and authorized by the Transaction Documents and any Warehouse Agreement, except for any subsequent securitizations or financings for which the Borrower has received the prior written approval of the Deal Agent;

         (ii) at all times (A) to the extent the Borrower's office is located in the offices of UAC or any Affiliate of UAC, pay fair market rent for its executive office space located in the offices of UAC or any Affiliate of UAC, (B) maintain the Borrower's books, financial statements, accounting records and other corporate documents and records separate from those of UAC or any other entity, (C) not commingle the Borrower's assets with those of UAC or any other entity (it being understood that certain Collections on Receivables owned by the Borrower may be temporarily commingled with collections on other receivables serviced by UAC), (D) act solely in its corporate name and through its own authorized officers and agents, (E) make investments directly or by brokers engaged and paid by the Borrower or its agents (provided that if any such Agent is an Affiliate of the Borrower it shall be compensated at a fair market rate for its services), (F) separately manage the Borrower's liabilities from those of UAC or any Affiliates of UAC and pay its own liabilities, including all administrative expenses, from its own separate assets, and (G) pay from the Borrower's assets all obligations and indebtedness of any kind incurred by the Borrower. The Borrower shall (i) pay all its liabilities, (ii) not assume the liabilities of UAC or any Affiliate of UAC, and (iii) not guarantee the liabilities of UAC or any Affiliate of UAC. The officers and directors of the Borrower (as appropriate) shall make decisions with respect to the business and daily operations of the Borrower independent of and not dictated by any controlling entity;

         (iii) conduct its affairs strictly in accordance with its articles of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special shareholders, and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts; and

         (iv) take or refrain from taking, as applicable, each of the activities specified in the "non-substantive consolidation" opinion of Barnes & Thornburg delivered on the Closing Date, upon which the conclusions expressed therein are based.

         (x) Collateral; Further Assurances. With respect to the Collateral, the Borrower will (i) acquire Receivables only pursuant to and in accordance with the terms of the Sale and Purchase Agreement II and any Warehouse Transfer Agreement,
                  (ii) take all action necessary to perfect, protect and more fully evidence the Deal Agent's interest, on behalf of the Secured Parties in the Collateral, including, without limitation, (A) filing and maintaining (or causing to be filed and maintained), effective financing statements (Form UCC-1)
                  naming (1) UAC as seller/debtor and the Borrower as purchaser/creditor and (2) the Borrower as seller/debtor and the Deal Agent on behalf of the Secured Parties as purchaser/creditor in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and
                  (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (iii) take all additional actions that the Deal Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the Deal Agent and the Secured Parties in the Collateral.

(y) Payment of Principal, Interest and Other Amounts Due. The Borrower will pay when due all amounts payable by it hereunder in accordance with the terms hereof.

(z) Settlement Statement. The Borrower shall deliver or cause to be delivered to the Deal Agent no later than 12:00 p.m. (Charlotte, North Carolina time) on each Determination Date, a Settlement Statement with respect to the most recently ended Settlement Period.

(aa) Payment of Taxes. The Borrower will pay or cause to be paid when due all Taxes (after giving effect to any extensions), assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a material Lien or charge upon any of its properties or assets; provided, that it shall not be required to pay any such Tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by it, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and it shall have set aside on its books, adequate reserves with respect thereto.

Section 7.02.     Hedging Agreement.

(a) On or prior to each Prefunding Date, the Borrower shall have (i) entered into one or more Hedging Transactions for the Receivables funded on such Prefunding Date and (ii) prior to such Prefunding Date, certify to the Deal Agent and the Insurer on the Prefunding Request that the Servicer or the Borrower, as the case may be, has entered into Hedging Transactions satisfying the conditions of this Agreement. Each such Hedging Transaction shall (i) be entered into with a Hedging Counterparty and governed by a Hedging Agreement,
(ii) require the Hedging Counterparty to make all payments owed to the Borrower under the related Hedging Agreement to the Collection Account; provided, however, any such payments which relate to Receivables to be released in a Securitization or a Warehouse Transfer may be made to the Borrower after the pricing of such Securitization or the release of Collateral pursuant to a Warehouse Transfer, (iii) in the case of a Hedging Transaction which is an interest rate cap, have a cap rate such that the excess of the weighted average APR of the Receivables over the cap rate is equal to or greater than 600 basis points, (iv) in the case of a Hedging Transaction which is an interest rate swap, have a fixed rate such that the excess of the weighted average APR of the Receivables over the fixed rate is equal to or greater than 600 basis points and
(v) in the case of any other type of Hedging Transaction, be consented to in writing by the Deal Agent and the Insurer. The aggregate amount of all Hedging Transactions shall have an aggregate notional amount at least equal to the Net Investment; provided, however, such notional amount shall not be required to exceed the Facility Amount; provided, further, such required amount may be reduced, for the period of time between the pricing and the funding of a Structured Financing, by the aggregate Outstanding Balance of the Receivables to be released in such Structured Financing, or as otherwise consented to by the Insurer. In connection with any Settlement Statement provided hereunder, the Servicer shall provide a copy of all Hedging Transactions not previously delivered.

(b) As additional security hereunder, the Borrower has assigned to the Deal Agent, as agent for the Secured Parties, all right, title and interest of Borrower in the Hedging Collateral. The Borrower acknowledges that, as a result of that assignment, the Borrower may not exercise any rights under any Hedging Agreement, except for the Borrower's right under any Hedging Agreement to enter into Hedging Transactions in order to meet the Borrower's obligations hereunder. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedging Transaction, nor be construed as requiring the consent of the Deal Agent, the Insurer or any Secured Party for the performance by the Borrower of any such obligations.

                                 ARTICLE Eight

                               TERMINATION EVENTS

Section 8.01.     Termination Events.

(a)      Each of the following events shall constitute an "Termination Event":

         (i) any representation, warranty, certification or statement made by the Borrower, the Seller or UAC in this Agreement, the Sale and Purchase Agreement I, the Sale and Purchase Agreement II, the Insurance Agreement, any Warehouse Transfer Agreement or in any other Transaction Document shall prove to have been incorrect in any material respect when made or deemed made, which, in the case of a violation of a representation or warranty with respect to a Receivable under the Sale and Purchase Agreement I and the Sale and Purchase Agreement II, will not constitute a Termination Event if (i) the Borrower remains in compliance with the Net Asset Test or (ii) UAC or the Seller indemnifies the Borrower by depositing into the Collection Account an amount equal to the lesser of (A) the principal amount of, and accrued interest on, the related Receivable or (B) the amount necessary to bring the Net Asset Test into compliance;

         (ii) the Borrower, the Seller or UAC shall default in the performance of (A) any payment obligation under this Agreement, the Sale and Purchase Agreement I, the Sale and Purchase Agreement II, any Warehouse Transfer Agreement or in any other Transaction Document or (B) any other covenant or undertaking under the Transaction Documents and any Warehouse Transfer Agreement which in the case of this clause (B) shall remain unremedied for five days;

         (iii) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Borrower, the Seller or UAC in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

         (iv) the consent by the Borrower, the Seller or UAC to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to the Borrower, the Seller or UAC of or relating to substantially all of its property; or the admission by the Borrower, the Seller or UAC in writing of its inability to pay its debts generally as they become due, the filing by the Borrower, the Seller or UAC of a petition to take advantage of any applicable insolvency or reorganization statute, the making by the Borrower, the Seller or UAC of an assignment for the benefit of its creditors, or the voluntary suspension by the Borrower, the Seller or UAC of payment of its obligations;

         (v) a Servicer Default shall have occurred or for any reason UAC is not the Servicer;

         (vi) either of the Borrower, the Seller or the Servicer shall consolidate or merge with or into any other person whereby it is not the surviving entity;

         (vii) there shall have occurred any material adverse change in the operations of the Borrower, the Seller or the Servicer since the Closing Date, or any other event shall have occurred which materially affects the Borrower's, the Seller's or the Servicer's ability to either collect the Receivables or to perform under the Transaction Documents;

         (viii) the Liquidity Agent shall have given notice that an event of default has occurred and is continuing under its agreements with VFCC;

         (ix) the Commercial Paper issued by VFCC shall not be rated at least "A-2" by S&P and at least "P-2" by Moody's;

         (x) the Net Investment minus amounts on deposit in the Prefunding Account shall at any time exceed the Net Receivables Balance, or (ii) the Net Asset Test is not satisfied;

(xi) a Take-Out shall not occur at least once in any period of six consecutive calendar months, provided, however, no Termination Event will have occurred if the Net Investment has been zero at any time during the prior six months;

         (xii) the Net Yield as of any Determination Date is less than 2.00% during a Settlement Period in which the Net Investment is greater than zero each day of such Settlement Period;

         (xiii)   a draw is made under the Policy;

         (xiv)    an Insurer Default has occurred and is continuing;

         (xv) the term of the Policy is not of the term required by VFCC (which term shall be at least equal to the term of the latest maturing Receivable in the facility plus one year and one day);

         (xvi) the sum of (A) the amount on deposit in the Reserve Account and (B) the amount available pursuant to any Reserve Account Guaranty is less than the Required Reserve Account Amount for two consecutive Business Days;

         (xvii) the Borrower shall fail to make any payment of any amount required to be made under the terms of this Agreement and such failure continues unremedied for a period of two Business Days after the due date set forth herein for such payment, or if no due date is specified, such failure continues for a period of ten days after written request for such payment has been made;

         (xviii) the Deal Agent, as agent for the Secured Parties, shall fail for any reason to have a valid perfected first priority security interest in any of the Collateral free and clear of any Adverse Claim; provided, however, such failure shall constitute a Termination Event only if it is materially adverse to any of the Secured Parties;

         (xix) failure of the Hedging Counterparty to make any payment under the Hedging Agreement when due and failure of the Borrower to replace the Hedging Counterparty within 30 days of such failure; and

         (xx)     the   failure  of  the   Borrower   to  replace   the  Hedging
                  Counterparty within 45 days in the event the Hedging Counterparty no longer satisfies the Short-Term Rating Requirement or the Long-Term Rating Requirement.

then, and in any such event, the Deal Agent shall at the written direction of the Insurer or the Required Investors with the consent of the Insurer or, if an Insurer Default has occurred, at the request of the Required Investors, by notice to the Borrower declare the Termination Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, and the Net Investment and all other amounts owing by the Borrower under this Agreement shall be accelerated and become payable in accordance with Section 4.06; provided, that in the event that Termination Event described in subsection (iii) herein has occurred, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 8.02. Actions Upon Termination Date. Upon the declaration and continuance of a Termination Date, the Deal Agent shall, at the written direction of the Insurer, or the Deal Agent may, with consent of the Insurer, in respect of the Collateral, in addition to any and all other rights and remedies otherwise available to it and subject to Section 12.13, pursue all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive). In addition to the foregoing, upon the occurrence and continuance of a Termination Event, the Insurer may request that the Deal Agent intervene in judicial proceedings that affect the Note or the security therefor and the Deal Agent may at the direction of the Insurer (provided that no such direction shall be required if an Insurer Default has occurred) take the following remedial actions:

(a)      if UAC is the Servicer, terminate UAC as Servicer;

(b) the Deal Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Net Investment, any Interest accrued thereon and or any other amount due and owing to any Secured Party against amounts payable to the Borrower from the Accounts or any part of such Accounts in accordance with the priorities required by
         Section 4.06;

(c) consistent with the rights and remedies of a secured party under the UCC (and except as otherwise required by the UCC), the Deal Agent may, without notice except as specified below, solicit and accept bids for and sell the Collateral or any part of the Collateral in one or more parcels at public or private sale, at any exchange, broker's board or at the Deal Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Deal Agent may deem commercially reasonable; the Borrower agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; the Deal Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given; the Deal Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned; which such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Borrower or any Person claiming the Collateral sold through the Borrower and its successors or assigns; any proceeds from the sale of Collateral by the Deal Agent pursuant to this Section shall be promptly distributed by the Deal Agent in payment of amounts owed by the Borrower hereunder in accordance with the priorities required by Section 4.06(c);

(d) upon the completion of any sale under Section 8.02(c), the Borrower will deliver or cause to be delivered all of the Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale; nevertheless, if so requested by the Deal Agent or by any purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request;

(e) at any sale under Section 8.02(c), UAC, the Deal Agent or any Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor; any Secured Party purchasing property at a sale under subsection (c) above may set off the purchase price of such property against amounts owing to such Secured Party in full payment of such purchase price; and

(f) the Deal Agent may exercise at the Borrower's sole expense any and all rights and remedies of the Borrower under or in connection with the Collateral.

Section 8.03. Exercise of Remedies. No waiver of any Termination Event or Potential Termination Event shall be effective without the prior written consent of the Insurer. No failure or delay on the part of the Deal Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower, the Secured Parties, the Liquidity Agent or the Deal Agent shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Deal Agent or the Secured Parties would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

Section 8.04. Waiver of Certain Laws. The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Deal Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Deal Agent or such court may determine.

Section 8.05. Power of Attorney. The Borrower hereby irrevocably appoints the Deal Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Article, including with the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower thereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Deal Agent or a purchaser of any of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Deal Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

                                  ARTICLE Nine

                                 INDEMNIFICATION

Section 9.01. Indemnities by the Borrower. Without limiting any other rights which the Deal Agent, the Collateral Agent, the Liquidity Agent, any Secured Party or its assignee, or any of their respective affiliates may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Deal Agent, the Collateral Agent, the Liquidity Agent, any Secured Party or its assignee and each of their respective affiliates and officers, directors, employees and agents thereof (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Amounts") awarded against or incurred by, any such Indemnified Party or other non-monetary damages of any such Indemnified Party arising out of or as a result of this Agreement, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party. Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

(a) any Receivable represented by the Borrower to be an Eligible Receivable which is not at the applicable time an Eligible Receivable;

(b) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer (or one of its affiliates) or any of their respective officers under or in connection with this Agreement or the other Transaction Documents or any Warehouse Transfer Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(c) the failure by the Borrower or the Servicer to comply with any term, provision or covenant contained in this Agreement, the other Transaction Documents or any Warehouse Transfer Agreement or a failure by the Borrower or the Servicer to comply with any term, provision or covenant contained in any agreement executed in connection with this Agreement, the other Transaction Documents or any Warehouse Transfer Agreement, or with any applicable law, rule or regulation with respect to any Receivable;

(d) the failure to vest and maintain vested in the Servicer, as agent for the Secured Parties, a valid and enforceable first priority perfected security interest in any or all of the Collateral;

(e) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Collateral, whether at the time of a Prefunding or at any subsequent time and as required by the Transaction Documents or any Warehouse Transfer Agreement;

(f) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable funded by a Prefunding which is, or is purported to be, an Eligible Receivable (including, without limitation, a defense based on the Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(g) any failure by the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement;

(h) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Receivable and the related Financed Vehicle;

(i) the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise, franchise or personal property taxes payable in connection with the Collateral;

(j) any repayment by the Deal Agent, the Liquidity Agent or a Secured Party of any amount previously distributed in reduction of the Net Investment or payment of Interest, any obligation or any other amount due hereunder or under any Hedging Agreement, in each case which amount such entity believes in good faith is required to be repaid;

(k) any proceeding (i) in respect of any Receivable, (ii) relating to the use of the proceeds of any Prefunding or (iii) related to this
         Agreement that is not commenced by the Indemnified Party or if so commenced, in which such Indemnified Party is not the prevailing party; provided, that no Indemnified Party shall be entitled to any indemnification for any item described in this clause resulting from such Indemnified Party's gross negligence or willful misconduct;

(l)      the use of the proceeds of any Prefunding;

(m) any failure by the Borrower to give reasonably equivalent value to UAC in consideration for the transfer by UAC to the Borrower of a Receivable or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; and

(n) the failure of the Borrower to remit to the Collection Account, Collections remitted to the Borrower in accordance with the terms hereof.

         Notwithstanding the foregoing, in no event shall any Indemnified Party be indemnified against any damages, losses or claims to the extent such Indemnified Amounts are or result from taxes asserted with respect to taxes on, or measured by, the net income of the applicable Indemnified Party.

         Any amounts subject to the indemnification provisions of this Section shall be paid by the Borrower solely pursuant to the provisions of Section 4.06 in the order and priority set forth therein.

ARTICLE Ten

          THE DEAL AGENT, THE COLLATERAL AGENT AND THE LIQUIDITY AGENT

Section 10.01.    Authorization and Action.

(a) Each Secured Party hereby designates and appoints FSI as Deal Agent and First Union as Collateral Agent hereunder, and authorizes each of the Deal Agent and the Collateral Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to it by the terms of this Agreement together with such powers as are reasonably incidental thereto. Neither the Deal Agent nor the Collateral Agent shall have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent or the Collateral Agent shall be read into this Agreement or otherwise exist for the Deal Agent or the Collateral Agent. In performing its functions and duties hereunder, each of the Deal Agent and the Collateral Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. Neither the Deal Agent nor the Collateral Agent shall be required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law. Except as otherwise provided in this Agreement, appointment and authority of the Deal Agent hereunder shall terminate at the indefeasible payment in full of the Obligations. Subject to the foregoing, the Insurer may request the Deal Agent to intervene in any proceeding that effects the Note or the Collateral and the Borrower, Servicer and Investors consent to such intervention.

(b) Each Investor hereby designates and appoints First Union as Liquidity Agent hereunder, and authorizes the Liquidity Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Liquidity Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Liquidity Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Liquidity Agent shall be read into this Agreement or otherwise exist for the Liquidity Agent. In performing its functions and duties hereunder, the Liquidity Agent shall act solely as agent for the Investors and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Liquidity Agent shall not be required to take any action which exposes the Liquidity Agent to personal liability or which is contrary to this Agreement or applicable law. The appointment and authority of the Liquidity Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.

Section 10.02. Delegation of Duties. Each of the Deal Agent, the Collateral Agent and the Liquidity Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Deal Agent, the Collateral nor the Liquidity Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 10.03.    Exculpatory Provisions.

(a) Neither the Deal Agent, Collateral Agent, the Liquidity Agent nor any of their directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of each of the Deal Agent, Collateral Agent and the Liquidity Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to the Deal Agent or any of the Secured Parties, as applicable, for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, any other Transaction Document or any Warehouse Transfer Agreement to which it is a party for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article Five. Each of the Deal Agent, Collateral Agent and the Liquidity Agent shall not be under any obligation to any Secured Party or, in the case of the Liquidity Agent, the Deal Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. Each of the Deal Agent, Collateral Agent and the Liquidity Agent shall not be deemed to have knowledge of Termination Event unless it has received written notice thereof from the Borrower, the Deal Agent, the Liquidity Agent, Collateral Agent or a Secured Party, as applicable.

Section 10.04.    Reliance.

(a) Each of the Deal Agent, Collateral Agent and the Liquidity Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Deal Agent, the Collateral Agent or the Liquidity Agent, as the case may be. Each of the Deal Agent, the Collateral Agent and the Liquidity Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of VFCC or the Required Investors or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders; provided, that, unless and until the Deal Agent, the Collateral Agent or the Liquidity Agent, as the case may be, shall have received such advice, it may take or refrain from taking any action, as it shall deem advisable and in the best interests of the Lenders. Each of the Deal Agent, Collateral Agent and the Liquidity Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of VFCC or the Required Investors or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 10.05. Non-Reliance on Deal Agent, Liquidity Agent and Other Lenders. Each Secured Party expressly acknowledges that neither the Deal Agent, the Collateral Agent, the Liquidity Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent, the Collateral Agent or the Liquidity Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Deal Agent, the Collateral Agent or the Liquidity Agent. Each Secured Party represents and warrants to the Deal Agent, the Collateral Agent and to the Liquidity Agent that it has and will, independently and without reliance upon the Deal Agent, the Collateral Agent, the Liquidity Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement.

Section 10.06. Reimbursement and Indemnification. The Investors agree to reimburse and indemnify VFCC, the Deal Agent, the Collateral Agent, the Liquidity Agent and each of their respective officers, directors, employees, representatives and agents ratably according to their pro rata shares, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which VFCC, the Liquidity Agent, acting in its capacity as Liquidity Agent, the Deal Agent, acting in its capacity as Deal Agent, or the Collateral Agent, acting in its capacity as Collateral Agent is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by VFCC, the Liquidity Agent, acting in its capacity as Liquidity Agent, or the Deal Agent, in its capacity as Deal Agent and acting on behalf of the Secured Parties, or the Collateral Agent, acting in its capacity as Collateral Agent, in connection with the administration and enforcement of this Agreement.

Section 10.07. Deal Agent, the Collateral Agent and Liquidity Agent in their Individual Capacities. The Deal Agent, the Collateral Agent, the Liquidity Agent and each of their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any affiliate of the Borrower as though the Deal Agent, the Collateral Agent or the Liquidity Agent, as the case may be, were not the Deal Agent, the Collateral Agent or the Liquidity Agent, as the case may be, hereunder. With respect to the Prefunding Deposits made pursuant to this Agreement, the Deal Agent, the Collateral Agent, the Liquidity Agent and each of their respective affiliates shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Deal Agent, the Collateral Agent or the Liquidity Agent, as the case may be, and the terms "Investor," "Lender," "Investors" and "Lenders" shall include the Deal Agent, the Collateral Agent or the Liquidity Agent, as the case may be, in its individual capacity.

Section 10.08.    Successor Deal Agent, Collateral Agent or Liquidity Agent.

(a) Each of the Deal Agent and the Collateral Agent may, upon five days' notice to the Borrower and the Lenders, the Insurer, the Deal Agent and the Collateral Agent, as applicable, will, upon the direction of all of the Lenders (other than the Deal Agent and the Collateral Agent, as applicable, in its individual capacity) and the Insurer resign as Deal Agent or the Collateral Agent, as the case may be. If either the Deal Agent or the Collateral Agent shall resign, then the Required Investors with the consent of the Insurer during such five day period shall appoint from among the Lenders a successor agent. If for any reason no successor Deal Agent or Collateral Agent is appointed by the Required Investors during such five day period, then effective upon the expiration of such five day period, the Lenders shall perform all of the duties of the Deal Agent or the Collateral Agent, as the case may be, hereunder and the Borrower shall make all payments in respect of the Obligations or under any fee letter delivered by the Borrower to the Deal Agent and the Secured Parties directly to the applicable Secured Parties and for all purposes shall deal directly with the Secured Parties. After any retiring Deal Agent's or Collateral Agent's resignation hereunder as Deal Agent or Collateral Agent, as the case may be, the provisions of Articles Ten and Eleven shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent or Collateral Agent, as the case may be, under this Agreement.

(b) The Liquidity Agent may, upon five days' notice to the Borrower, the Deal Agent and the Investors, and the Liquidity Agent will, upon the direction of all of the Investors (other than the Liquidity Agent, in its individual capacity) resign as Liquidity Agent. If the Liquidity Agent shall resign, then the Required Investors during such five-day period shall appoint from among the Investors a successor Liquidity Agent. If for any reason no successor Liquidity Agent is appointed by the Required Investors during such five day period, then effective upon the expiration of such five-day period, the Investors shall perform all of the duties of the Liquidity Agent hereunder and all payments in respect of the Net Investment. After any retiring Liquidity Agent's resignation hereunder as Liquidity Agent, the provisions of Articles Ten and Eleven shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Liquidity Agent under this Agreement.

ARTICLE Eleven

                           ASSIGNMENTS; PARTICIPATIONS

Section 11.01.    Assignments and Participations.

(a) Each Investor may upon at least 30 days' notice to VFCC, the Deal Agent, the Insurer and the Liquidity Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Investor's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Investor being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $15,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Investor's Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Deal Agent, for its acceptance and recording in the Investor Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Deal Agent, (v) the parties to each such assignment shall have agreed to reimburse the Deal Agent, the Liquidity Agent and VFCC for all reasonable fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Deal Agent, the Liquidity Agent and VFCC) incurred by the Deal Agent, the Liquidity Agent and VFCC, respectively, in connection with such assignment, (vi) each Person that becomes an Investor under an Assignment and Acceptance shall agree to be bound by the confidentiality provisions of Section 12.11 and (vii) there shall be no increased costs, expenses or taxes incurred by the Deal Agent, the Liquidity Agent or VFCC upon such assignment or participation; and provided, further, that upon the effective date of such assignment the provisions of
Section 3.03(f) of the VFCC Administration Agreement shall be satisfied. Upon such execution, delivery and acceptance by the Deal Agent and the Liquidity Agent and the recording by the Deal Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Deal Agent and the Liquidity Agent, unless a later date is specified therein, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of an Investor hereunder and (ii) the Investor assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Investor's rights and obligations under this Agreement, such Investor shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance, the Investor assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Investor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Investor makes no representation or warranty and assumes no responsibility with respect to the financial condition of VFCC or the performance or observance by VFCC of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Deal Agent or the Liquidity Agent, such assigning Investor or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assigning Investor and such assignee confirm that such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the Deal Agent and the Liquidity Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as an Investor.

(c) The Deal Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names, addresses and Commitment of each Investor and the amount of the Net Investment made by each Investor from time to time (the "Investor Register"). The entries in the Investor Register shall be conclusive and binding for all purposes, absent manifest error, and VFCC, the Borrower and the Investors may treat each Person whose name is recorded in the Investor Register as an Investor hereunder for all purposes of this Agreement. The Investor Register shall be available for inspection by VFCC, the Liquidity Agent or any Investor at any reasonable time and from time to time upon reasonable prior notice.

(d) Subject to the provisions of Section 11.01(a), upon its receipt of an Assignment and Acceptance executed by an assigning Investor and an assignee, the Deal Agent and the Liquidity Agent shall each, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, and the Deal Agent shall then (i) record the information contained therein in the Investor Register and (ii) give prompt notice thereof to VFCC.

(e) Each Investor may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and each Prefunding made by it); provided, however, that (i) such Investor's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Investor shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Deal Agent and the other Investors shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement; and provided, further, that the Deal Agent shall have confirmed that upon the effective date of such participation the provisions of
Section 3.03(f) of the VFCC Administration Agreement shall be satisfied. Notwithstanding anything herein to the contrary, each participant shall have the rights of an Investor (including any right to receive payment) under Sections
2.10 and 2.11; provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Investor granting its participation had such participation not been granted, and no Investor granting a participation shall be entitled to receive payment under either such
Section in an amount which exceeds the sum of (i) the amount to which such Investor is entitled under such Section with respect to any portion of any Prefunding owned by such Investor which is not subject to any participation plus
(ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section, the participant's rights as set forth in the agreement between such participant and the applicable Investor to agree to or to restrict such Investor's ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights which such Investor may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 12.01.

(f) Each Investor may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or VFCC furnished to such Investor by or on behalf of the Borrower or VFCC.

(g) Nothing herein shall prohibit any Investor from pledging or assigning as Collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or Collateral assignment may be made without compliance with Section 11.01(a) or 11.01(b).

ARTICLE Twelve

                                  MISCELLANEOUS

Section 12.01. Amendments and Waivers. Except as provided in this Section and 7.01(n), no amendment, waiver or other modification of any provision of this Agreement or any schedule or exhibit hereto shall be effective without the written agreement of the Borrower, the Deal Agent, VFCC, the Insurer and the Required Investors; provided, however, this Agreement may be modified or amended without the written agreement of the Required Investors to cure any ambiguity, correct or supplement any provision in such Transaction Document that may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such agreement that are not inconsistent with the provisions of the agreement.

         No amendment, waiver or other modification affecting the rights or obligations of any Hedging Counterparty shall be effective against such Hedging Counterparty without the written agreement of such Hedging Counterparty.

Section 12.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party's Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of notice by (i) mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) telex, when telexed against receipt of answer back or
(iii) facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article Two shall not be effective until received with respect to any notice sent by mail or telex.

Section 12.03. No Waiver, Rights and Remedies. No failure on the part of the Deal Agent, the Liquidity Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.04. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Deal Agent, the Collateral Agent, the Liquidity Agent, the Secured Parties and their respective successors and permitted assigns and, in addition, the provisions of Section 4.06 shall inure to the benefit of each Hedging Counterparty, whether or not that Hedging Counterparty is a Secured Party.

Section 12.05. Term of this Agreement. This Agreement, including, without limitation, the Borrower's obligation to observe its covenants set forth in Article Seven shall remain in full force and effect until the Facility Termination Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Articles Five and Six and the indemnification and payment provisions of Article Nine and the provisions of Sections 12.10 and 12.11 shall be continuing and shall survive any termination of this Agreement.

Section 12.06. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 12.07. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 12.08.    Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Deal Agent, the Liquidity Agent, the Secured Parties and its or their respective affiliates and officers, directors, employees and agents thereof under Article Nine, the Borrower agrees to pay on demand all reasonable costs and expenses of the Deal Agent, the Liquidity Agent and the Secured Parties incurred in connection with the administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Deal Agent, the Liquidity Agent and Secured Parties with respect thereto and with respect to advising the Deal Agent, the Liquidity Agent and the Secured Parties as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Deal Agent, the Liquidity Agent and/or the Secured Parties in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b) The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to a Lender in connection with this Agreement or the funding or maintenance of Prefundings hereunder.

Section 12.09.    No Proceedings.

(a) Each of the parties hereto (other than VFCC) hereby agrees that it will not institute against, or join any other Person in instituting against VFCC any Insolvency Proceeding so long as any commercial paper issued by VFCC shall be outstanding and there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

(b) Each of the parties hereto (other than the Deal Agent and the Secured Parties) hereby agrees that it will not institute against, or join any other Person in instituting against the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Facility Termination Date.

Section 12.10.    Recourse Against Certain Parties.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Deal Agent, the Liquidity Agent or any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any such Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of the Borrower or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

(b) Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, VFCC shall have no obligation to pay any amount required to be paid by it hereunder or thereunder in excess of any amount available to VFCC after paying or making provision for the payment of its Commercial Paper. All payment obligations of VFCC hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay Commercial Paper; and each of the Borrower, the Deal Agent, the Collateral Agent, the Liquidity Agent and the Secured Parties agrees that they shall not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to VFCC to pay such amounts after paying or making provision for the payment of its Commercial Paper.

(c) The provisions of this Section shall survive the termination of this Agreement.

Section 12.11.    Confidentiality.

(a) Each of the parties hereto shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants and attorneys and as required by an applicable law or order of any judicial or administrative proceeding, (ii) disclose the existence of this Agreement, but not the financial terms thereof and (iii) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Receivables or the related Receivables or related Financed Vehicles or any Hedging Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Receivables or the related Receivables or related Financed Vehicles or any Hedging Agreement.

(b) Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it (i) by and among the Deal Agent, the Liquidity Agent or the Secured Parties, (ii) by the Liquidity Agent, the Deal Agent or a Secured Party to any prospective or actual Eligible Assignee or participant of any of them or (iii) by the Deal Agent, the Liquidity Agent or a Secured Party to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to such Person and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing; provided, that each such Person is informed of the confidential nature of such information and agreed to be bound hereby. In addition, the Secured Party, the Liquidity Agent and the Deal Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.

Section 12.12. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

Section 12.13 No Recourse. Except as otherwise provided in the Transaction Documents and any Warehouse Transfer Agreement, the Borrower's obligations under the Note and this Agreement are payable solely from the Borrower; provided, however, such recourse shall not constitute recourse against UAC or its Affiliates (other than the Borrower) and shall be limited only to assets of the Borrower which constitute (i) Collateral and proceeds therefrom and (ii) Unrestricted Cash held by the Borrower pursuant to Section 4.6(f) of the Insurance Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:               UAFC-2 CORPORATION




                            By:  /s/ Leeanne W. Graziani
                                  Title:

                            9240 Bonita Beach Road, Suite 1109-E
                            Bonita Springs, Florida 34135-4250
                            Attention: Leeanne W. Graziani, President
                            Telephone: (941) 948-1854
                            Telecopy: (941) 948-1855

THE SERVICER:               UNION ACCEPTANCE CORPORATION




                            By:  /s/ Melanie S. Otto
                                  Title:

                            Union Acceptance Corporation
                            250 North Shadeland Avenue
                            Indianapolis, Indiana 46219
                            Attention: Melanie S. Otto
                            Telephone: (317) 231-2717
                            Telecopy: (317) 231-7926

THE INVESTORS:              FIRST UNION NATIONAL BANK




                            By:  /s/ Bill A. Shirley
                                  Title:

                            Commitment: $200,000,000
                            First Union National Bank
                            One First Union Center, TW-9
                            Charlotte, North Carolina 28288
                            Attention: Terry Begley
                            Facsimile No.: (704) 383-6913
                            Confirmation No: (704) 374-4001

VFCC:                          VARIABLE FUNDING CAPITAL CORPORATION

                               By:    FIRST UNION SECURITIES INC.,
                                        as attorney-in-fact




                               By:  /s/ Darrell R. Baber
                                     Title:

                               Variable Funding Capital Corporation
                               c/o First Union Securities Inc.
                               One First Union Center, TW-9
                               Charlotte, North Carolina  28288
                               Attention:  Conduit Administration
                               Facsimile No.:  (704) 383-6036
                               Confirmation No.:  (704) 383-9343

With a copy to:                Lord Securities Corp.
                               2 Wall Street, 19th Floor
                               New York, New York
                               Attention:  Vice President
                               Facsimile No.:  (212) 346-9012
                               Confirmation No.:  (212) 346-9008

THE DEAL AGENT:                FIRST UNION SECURITIES INC.




                               By:  /s/ Rodney K. Sanders
                                     Title:

                               First Union Securities Inc.
                               One First Union Center, TW-9
                               Charlotte, North Carolina 28288
                               Attention: Bennett S. Cole
                               Facsimile No.: (704) 374-3254
                               Telephone No.: (704) 383-3766

THE COLLATERAL AGENT:                  FIRST UNION NATIONAL BANK



                                       By:  /s/ Bill A. Shirley
                                             Title:

                            First Union National Bank
                            One First Union Center, TW-9
                            Charlotte, North Carolina 28288
                            Attention: Bennett S. Cole
                            Facsimile No.: (704) 374-3254
                            Telephone No.: (704) 383-3766



THE INSURER:                           ASSET GUARANTY INSURANCE COMPANY




                                       By:  /s/Scott Mangan
                                             Title:

                         Asset Guaranty Insurance Company
                         335 Madison Avenue, 25th Floor
                         New York, NY 10017
                         Attention: Chief Risk Officer
                         Facsimile No.: (212) 682-5377
                         Telephone No.: (212) 983-5859

THE LIQUIDITY AGENT:                   FIRST UNION NATIONAL BANK




                                       By:  Bill A. Shirley
                                             Title:

                          First Union National Bank
                          One First Union Center, TW-9
                          Charlotte, North Carolina 28288
                          Attention: Terry Begley
                          Facsimile No.: (704) 374-3254
                          Telephone No.: (704) 374-4001